EXECUTION COPY










                            ASSET PURCHASE AGREEMENT


                                  BY AND AMONG

                         STREICHER MOBILE FUELING, INC.
                                    (PARENT),


                               SMF SERVICES, INC.
                                    (BUYER),

                         SHANK C & E INVESTMENTS, L.L.C.
                                  (THE COMPANY)


                                       AND


                    JERRY C. SHANKLIN AND CLAUDETTE SHANKLIN
                                    (MEMBERS)


                                JANUARY 25, 2005

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I     DEFINITIONS....................................................1

     1.1      Certain Definitions............................................1
     1.2      Other Definitions..............................................5


ARTICLE II    PURCHASE AND SALE; CLOSING.....................................6

     2.1      Purchase and Sale..............................................6
     2.2      Title to the Purchased Assets; Documents of Conveyance.........8
     2.3      Assumed Liabilities............................................8
     2.4      Purchase Price................................................10
     2.5      The Closing...................................................11
     2.6      Purchase Price Adjustment.....................................11
     2.7      Sales Taxes...................................................13
     2.8      Allocation....................................................13


ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
              THE MEMBERS...................................................13

     3.1      Organization and Capitalization of the Company................13
     3.2      Authorization of Transaction..................................14
     3.3      No Restrictions Against Transfer..............................14
     3.4      Subsidiaries..................................................14
     3.5      Brokers' Fees.................................................14
     3.6      Financial Statements..........................................15
     3.7      Subsequent Events.............................................15
     3.8      Absence of Undisclosed Liabilities............................16
     3.9      Creditors; Bankruptcy.........................................16
     3.10     Legal Compliance..............................................16
     3.11     Licenses and Permits..........................................16
     3.12     Title to Assets...............................................16
     3.13     Inventory.....................................................17
     3.14     Tax Matters...................................................17
     3.15     Intellectual Property.........................................18
     3.16     Contracts.....................................................19
     3.17     Accounts and Notes Receivable.................................19
     3.18     Accounts and Notes Payable....................................20
     3.19     Insurance.....................................................20
     3.20     Claims and Proceedings........................................20
     3.21     Employees.....................................................20
     3.22     Employee Benefits.............................................21
     3.23     Business Relations............................................22
     3.24     Environmental, Health, and Safety Matters.....................22
     3.25     Warranties....................................................23
     3.26     Insider Interests.............................................23
     3.27     Disclosure....................................................23

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                                TABLE OF CONTENTS
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ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF BUYER.......................24

     4.1      Organization of Buyer.........................................24
     4.2      Authorization of Transaction..................................24
     4.3      No Restrictions Against Transaction...........................24
     4.4      Brokers.......................................................24
     4.5      SEC Filings...................................................25
     4.6      Solvency......................................................25
     4.7      No Business Activities........................................25


ARTICLE V     Pre-Closing Covenants.........................................25

     5.1      General.......................................................25
     5.2      Notices and Consents..........................................25
     5.3      Operation of Business.........................................25
     5.4      Full Access...................................................27
     5.5      Notice of Developments........................................27
     5.6      Restrictions on Transfer......................................27


ARTICLE VI    Post-Closing Covenants........................................27

     6.1      General.......................................................27
     6.2      Transition....................................................27
     6.3      Unpaid Payables...............................................27
     6.4      Confidentiality...............................................28
     6.5      Non-Compete; Non-Solicitation.................................28
     6.6      Broker's Fees.................................................29
     6.7      Replacement Property..........................................29
     6.8      Employment Offers.............................................29
     6.9      Change of Name................................................29
     6.10     Buyer's Business Operations...................................29


ARTICLE VII   Conditions to Obligation to Close.............................30

     7.1      Conditions to Obligation of Buyer and Parent..................30
     7.2      Conditions to Obligation of the Company and the Members.......32


ARTICLE VIII  Survival of Representations and Warranties....................32

     8.1      Survival......................................................32


ARTICLE IX    INDEMNIFICATION...............................................33

     9.1      Indemnity.....................................................33
     9.2      Limitation on Indemnification.................................33
     9.3      Indemnification Procedures....................................34
     9.4      Right of Set-Off..............................................36

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                                TABLE OF CONTENTS
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ARTICLE X     Termination...................................................36

     10.1     Termination of Agreement......................................36
     10.2     Effect of Termination.........................................36


ARTICLE XI    Miscellaneous.................................................37

     11.1     Parent Guarantee..............................................37
     11.2     No Third-Party Beneficiaries..................................37
     11.3     Entire Agreement..............................................37
     11.4     Succession and Assignment.....................................37
     11.5     Counterparts..................................................37
     11.6     Headings......................................................37
     11.7     Notices.......................................................37
     11.8     Governing Law.................................................38
     11.9     Amendments and Waivers........................................39
     11.10    Severability..................................................39
     11.11    Expenses......................................................39
     11.12    Construction..................................................39
     11.13    Incorporation of Exhibits and Disclosure Schedules............39
     11.14    Specific Performance..........................................39
     11.15    Arbitration...................................................39


SCHEDULES

Schedule 1.1                    Prepaid Expenses
Schedule 2.1(b)(i)              Vehicles
Schedule 2.1(b)(ii)             Tangible Personal Property
Schedule 2.1(b)(vi)             Assumed Personal Property Leases
Schedule 2.1(b)(viii)           Assumed Real Property Leases
Schedule 2.1(d)(ii)             Stolen Vehicles
Schedule 2.1(d)(v)              Excluded Contracts
Schedule 3.1                    Organization and Capitalization
Schedule 3.3                    No Restrictions Against Transfer
Schedule 3.7                    Subsequent Events
Schedule 3.11                   Licenses and Permits
Schedule 3.12(a)                Title to Assets
Schedule 3.12(b)                Condition of Assets
Schedule 3.12(c)                Location of Assets
Schedule 3.12(e)                Leased Property
Schedule 3.14                   Tax Matters

Schedule 3.15(a)                Intellectual Property
Schedule 3.15(d)                Intellectual Property Agreements
Schedule 3.16(a)                Contracts
Schedule 3.16(b)                Enforceability of Contracts
Schedule 3.18                   Accounts and Notes Payable
Schedule 3.19                   Insurance
Schedule 3.20                   Claims and Proceedings
Schedule 3.21(a)                Employees
Schedule 3.21(b)                Employment Payments
Schedule 3.22(a)                Employee Benefit Plans
Schedule 3.22(b)                Administration and Compliance of the Plans
Schedule 3.23                   Business Relations
Schedule 3.24                   Environmental, Health, and Safety Matters
Schedule 3.26                   Insider Interests
Schedule 7.1                    Conditions to Leased Property


EXHIBITS

A        Direct Operating Expenses
B        Form of Bill of Sale, Assignment and Assumption Agreement
C        Form of Promissory Note
D        Financial Statements
E        Form of Legal Opinion of Company Counsel
F        Form of Employment Agreement
G        Form of Consulting Agreement

                            ASSET PURCHASE AGREEMENT

      This ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of January 25, 2005, by and among STREICHER MOBILE FUELING, INC., a Florida corporation ("Parent"), SMF SERVICES, INC., a Delaware corporation and wholly owned subsidiary of Parent ("Buyer"), SHANK C & E INVESTMENTS, L.L.C. a Delaware limited liability company (the "Company") and JERRY C. SHANKLIN and CLAUDETTE SHANKLIN (collectively the "Members"). Parent, Buyer, the Company and the Members are referred to collectively herein as the "Parties."

                                    RECITALS

      A. The Company, which operates under the name "Shank Services" and occasionally uses the names "Moffitt Oil Company" or "Moffitt Oil," is engaged in commercial fuel, oil and lubricant distribution and sales and heavy haul services (collectively, the "Business").

      B. The Members own one hundred percent (100%) of the outstanding limited liability company interests of the Company.

      C. Buyer desires to acquire from the Company and the Company desires to sell, assign and transfer to Buyer certain assets of the Company, on the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

      Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

                                    ARTICLE I

                                   DEFINITIONS

      1.1 Certain Definitions. In addition to the definitions set forth elsewhere in this Agreement, as used herein, the following terms (whether used in singular or plural forms) will have the following meanings:

      "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

      "Affiliate" means, with respect to any Person, as applicable, any of (a) a manager, director, officer, member or stockholder or equity holder of such Person, (b) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or officer of such Person) and (c) any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "Assumed Contracts" means all of the Company's contracts and licenses, including those listed on Schedule 3.16, but excluding the Excluded Contracts.

      "Bad Debt Amount" means the aggregate amount owing on all customer accounts of Buyer that Parent is required by GAAP and SEC rules to report on its financial statements as bad debt. The Bad Debt Reserve as defined in Section 2.4(d) shall be included in the GAAP valuation allowance determination for the purposes of calculating the Bad Debt Amount.

      "Closing Date Inventory List" means a list of the Company's Inventory as of the Closing Date listed by category of item, and indicating, for each such category, the value of such Inventory as agreed by the Company and Buyer.

      "Closing Date Prepaid Expenses List" means the list of the Company's Prepaid Expenses as of the Closing Date.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Direct Operating Expenses" means those costs and expenses incurred which are directly related to and charged against operations (excluding sales, general or administrative expenses) and are customarily categorized as operating expenses, as set forth on Exhibit A attached hereto.

      "Environmental, Health, and Safety Requirements" will mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, aboveground storage tanks, fuel delivery, equipment transportation and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate" means each entity which is treated as a single employer with the Company or the Members for purposes of Code Section 414.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Excluded Contracts" means all of the Contracts listed on Schedule 2.1(d).

      "Excluded Inventory List" means the list of obsolete, unusable or unsaleable items excluded from the definition of Inventory at the Closing Date, to be agreed upon by Buyer and the Company.

      "GAAP" means United States generally accepted accounting principles as in effect from time to time.

      "Governmental Entity" means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, federal, state, county or local.

      "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software, software licenses, computer systems and operating systems (including data and related documentation and licenses), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

      "Inventory" means the product inventories, raw materials, work-in-process, parts, packaging materials and other accessories related thereto of the Company, as the same may be augmented or depleted in the Ordinary Course of Business prior to the Closing Date, and all warranties and licenses issued to the Company in connection with the foregoing; provided, however, that "Inventory" will not include any items listed on the Excluded Inventory List.

      "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including but not limited to any liability for Taxes and any incurred but not yet reported claims under the Company's self-funded health insurance program.

      "Liens" means any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sale and title retention agreement (including any lease in the nature thereof), charge, encumbrance, easement, reservation, restriction, cloud, right of first refusal or first offer, option, or other similar arrangement or interest in real or personal property.

      "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the business, operations, assets, condition (financial or otherwise), operating results, liabilities, customer, supplier or employee relations or business prospects of such Person.

      "Net Operating Income" means gross margin determined in accordance with GAAP plus other income from operations (excluding gains from insurance proceeds, sales of equipment or other capital assets, forgiveness of debt and other one-time occurrences) minus Direct Operating Expenses. For purposes of calculating Buyer's Net Operating Income after the Closing Date, (a) the Net Operating Income of Parent's Houston and Dallas/Ft. Worth-based fueling operations will be included in Buyer's Net Operating Income. and (b) any Ineligible Collections Rebates paid to the Company will be excluded from Buyer's Net Operating Income.

      "Non-Compete Period" means the period beginning with the Closing Date and ending on the later of (i) the second anniversary of the Closing Date or (ii) for Members employed by Buyer or any of Buyer's Affiliates following the Closing, the later of the second anniversary of the Closing Date or one year following the termination of employment with Buyer, Parent or any of Buyer's or Parent's Affiliates.

      "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

      "Outstanding Receivables List" means the list of the Company's Receivables outstanding as of the Closing Date, which list shall include a description, date and amount of each Receivable.

      "Parent Common Stock" means the common stock, par value $0.01 per share, of Parent.

      "Performance Earnings Period" means that period beginning on July 1, 2004 and ending on December 31, 2005.

      "Permitted Lien" means (i) Liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which there are adequate reserves on the books, (ii) workers or unemployment compensation Liens arising in the Ordinary Course of Business; (iii) mechanic's, materialman's, supplier's, vendor's or similar Liens arising in the Ordinary Course of Business securing amounts that are not delinquent, and (iv) zoning ordinances, easements and other restrictions of legal record affecting real property which would be revealed by a survey and would not, individually or in the aggregate, materially interfere with the usefulness of such real property to the Business; provided, however for subparagraphs (i), (ii) and (iii), the definition of "Permitted Liens" should include only those Liens attributable to obligations incurred by, arising out of, or relating to, the operations of the Company prior to the Closing Date that have been paid in full at or before the Closing Date.

      "Person" will be construed broadly and will include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof).

      "Prepaid Expenses" means all prepaid expenses of the Company except for those prepaid expenses listed on Schedule 1.1.

      "SEC" means the United States Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

      "Target Net Operating Income" means $6,542,000.

      "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

      "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any disclosure schedule or attachment thereto, and including any amendment thereof.

      1.2 Other Definitions. The following terms are defined in the Sections indicated:

               TERM                                            SECTION

               Adjustment Amount                               2.6(b)
               Assignment                                      2.2
               Assumed Liabilities                             2.3(a)
               Assumed Real Property Leases                    2.1(b)
               Authorizations                                  3.11
               Bad Debt Reserve                                2.4(d)
               Business                                        Recitals
               Buyer                                           Preface
               Buyer Indemnified Parties                       9.1(a)
               Buyer Note                                      2.4(b)
               Closing                                         2.5
               Closing Date                                    2.5
               Company                                         Preface
               Company Indemnified Parties                     9.1(b)
               Consulting Agreements                           7.1(n)
               Employment Agreements                           7.1(n)
               Excluded Assets                                 2.1(d)
               Final Financial Statements                      2.6(a)
               Financial Statements                            3.6
               Guaranteed Obligations                          11.1
               Indemnified Party                               9.3(a)
               Indemnifying Party                              9.3(a)
               Ineligible Collections Rebates                  2.4(d)
               Ineligible Receivables                          2.4(d)
               Intellectual Property Agreements                3.15(a)
               Inventory/Prepaids Payment                      2.4(c)
               Latest Balance Sheet                            3.6
               Leased Property                                 3.12(e)
               Losses                                          9.1(a)
               Members                                         Preface
               Parent                                          Preface
               Parties                                         Preface
               Personal Property Leases                        2.1(b)
               Plans                                           3.22
               Purchase Price                                  2.4(a)
               Purchased Assets                                2.1(a)
               Receivables                                     2.1(b)(iv)
               Receivables Opt-Out                             2.4(d)
               Receivables Payment                             2.4(d)
               Replacement Property                            6.7
               Restricted Territory                            6.5(a)
               Standstill Period                               5.3
               Stolen Vehicles                                 2.1(d)

               TERM                                            SECTION

               Sublease                                        7.1(n)
               Tangible Personal Property                      2.1(b)
               Third Party Claim                               9.3(b)
               Unpaid Payables                                 2.3(b)
               Vehicles                                        2.1(b)
               Wachovia                                        2.4(d)


                                   ARTICLE II

                           PURCHASE AND SALE; CLOSING

      2.1 Purchase and Sale.

            (a) Upon the basis of the representations and warranties, for the consideration, and on and subject to the terms and conditions of this Agreement, Buyer agrees to purchase and accept from the Company, and the Company agrees to sell, convey, assign, transfer and deliver to Buyer at Closing, free and clear of any and all liabilities, obligations, Liens and claims except for Permitted Liens, all of the Company's right, title and interest in and to all of the assets of any kind and description (other than Excluded Assets as defined below) that are used or held for use in the operation of the Business as of the Closing Date (collectively, the "Purchased Assets"). The Company hereby agrees that all Liens, other than Permitted Liens, will be paid in full and released prior to or at Closing.

            (b) The Purchased Assets will include, without limitation, all right, title and interest of the Company, free and clear of any and all Liabilities, obligations, Liens and claims, to and under:

                  (i) all motor vehicles, trailers and direct attachments thereto that are owned or leased by the Company and set forth on Schedule 2.1(b)(i) (collectively, the "Vehicles"), and all intangible property related thereto;

                  (ii) all equipment, portable customer tanks, furniture, computer hardware, fixtures, improvements, supplies, machinery, tools, and other tangible personal property of the Company and set forth on Schedule 2.1(b)(ii) (collectively, the "Tangible Personal Property") and all intangible property related thereto;

                  (iii) the Inventory;

                  (iv) unless there is a Receivables Opt-Out, all accounts receivable, notes receivable and other receivables of the Company outstanding as of the Closing Date (the "Receivables");

                  (v) the Company's customer and supplier lists, Intellectual Property and other intangible personal property of the Company, including the names "Shank Services," "Moffitt Oil Company" and "Moffitt Oil";

                  (vi) all leases or subleases of tangible personal property as to which the Company is the lessor, sublessor, lessee or sublessee, together with any options to purchase the underlying personal property (collectively, the "Personal Property Leases") as set forth on Schedule 2.1(b)(vi);

                  (vii) all Assumed Contracts; provided, however that to the extent any Assumed Contract is not assignable without the consent of another party thereto, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof; and provided, further, that the failure to deliver an effective assignment of any such Assumed Contract at Closing may be deemed to be a breach of the Company's obligations under Article VII;

                  (viii) the leases and subleases of real property as set forth on Schedule 2.1(b)(viii) as to which the Company is the lessee or sublessee, together with leasehold improvements thereon and any options to purchase the underlying property, and in each case all other rights, subleases, licenses and permits appurtenant to or related to such leases and subleases (the "Assumed Real Property Leases");

                  (ix) all books, records, data and files relating to the Purchased Assets or used or held for use exclusively in, and necessary for the continued conduct of, the Company's Business;

                  (x) the Prepaid Expenses;

                  (xi) all security deposits deposited by or on behalf of the Company as lessee or sublessee under the Assumed Real Property Leases or the Personal Property Leases;

                  (xii) all warranty rights and associated claims of the Company under manufacturers' warranties covering the applicable Vehicles and Tangible Personal Property; and

                  (xiii) all rights, claims (including, without limitation, claims for past infringement of Intellectual Property and warranty claims) and causes of action, if any, of the Company against other Persons (whether or not such claims and causes of action have been asserted by the Company), and, except for the rights of the Company that are retained under Section 2.1(d)(ii), all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery possessed by the Company, regardless of whether such rights are currently exercisable.

            (c) Related Party Assets. To the extent any member, manager, employee, or Affiliate of the Company currently has title or other rights to any assets that would constitute the Purchased Assets if such assets were owned by the Company, the Company will cause an assignment of any such title or rights to the Company prior to Closing.

            (d) Excluded Assets. Notwithstanding anything in this Agreement to the contrary, all of the following assets of the Company will be excluded from and will not constitute Purchased Assets (all such assets being referred to collectively as the "Excluded Assets"):

                  (i) cash and cash equivalents, bank, brokerage and similar deposit or investment accounts of the Company;

                  (ii) all insurance proceeds or claims based upon the motor vehicles, trailers and direct attachments thereto owned by the Company that have been lost or stolen listed on Schedule 2.1(d)(ii) (the "Stolen Vehicles");

                  (iii) the consideration delivered by Buyer pursuant to this Agreement, the Note or any other document contemplated by this Agreement;

                  (iv) the leases and subleases of real property located at 9000 Emmott Road, Houston, Texas 77040 as to which the Company is the lessee or sublessee, together with leasehold improvements thereon (including the bulk storage facility) and any options to purchase the underlying property, and in each case all other rights, subleases, licenses and permits appurtenant to or related to such leases and subleases; and

                  (v) the Excluded Contracts.

      2.2 Title to the Purchased Assets; Documents of Conveyance. To evidence the transfer and conveyance of the Purchased Assets contemplated by this Agreement, the Company and Buyer will execute and deliver at Closing a Bill of Sale, Assignment and Assumption Agreement substantially in the form of Exhibit B attached hereto (the "Assignment").

      2.3 Assumed Liabilities.

            (a) In connection with the sale of the Purchased Assets pursuant to this Agreement, at Closing, Buyer will assume, and agree to pay, perform and discharge when due, the following, and only the following, Liabilities of the Company (the "Assumed Liabilities"):

                  (i) all Liabilities and obligations arising out of ownership, use and operation of the Purchased Assets by Buyer after the Closing Date; and

                  (ii) all performance obligations of the Company arising after the Closing Date under any of the Assumed Contracts, but not including any obligation or liability arising out of or in connection with any breach of any Contract occurring prior to the Closing Date.

            (b) Notwithstanding the foregoing, and notwithstanding anything to the contrary contained in this Agreement, the Assumed Liabilities will not include, and Buyer will not be required to assume or to perform or discharge any other Liabilities of the Company, including, but not limited to, the following all of which will be retained by the Company following the Closing:

                  (i) the accounts payable and notes payable of the Company (collectively, the "Unpaid Payables");

                  (ii) any Liability of, or to, any Member or any other Affiliate of the Company;

                  (iii) any Liability of the Company arising out of or relating to the execution, delivery or performance of this Agreement and all agreements or documents contemplated by this Agreement;

                  (iv) any Liability of the Company for any fees, costs or expenses of the type referred to in Section 11.10 of this Agreement;

                  (v) any Liability of the Company arising from or relating to any action taken by the Company at any time after the Closing Date;

                  (vi) any Liability of Company arising from or relating to (x) any services performed by the Company for any customer prior to the Closing Date; (y) any product produced, licensed or sold by the Company prior to the Closing Date, or product Liability related thereto; or (z) any claim or Proceeding against the Company arising out of acts or events occurring prior to the Closing Date;

                  (vii) any Liability of the Company for the payment of any Tax (other than Taxes accruing and attributable to the ownership, use or operation of the Purchased Assets by Buyer after the Closing Date);

                  (viii) any Liability of the Company (x) to any employee or former employee of the Company under or with respect to any Plan, including but not limited to the Company's self-funded health insurance program and 401(k) plan, or for severance pay; (y) under any Plan, including, without limitation, all contributions and insurance premiums relating thereto and any Liability under Title IV of ERISA or foreign equivalent; or (z) arising from any employee's employment with the Company prior to the Closing Date;

                  (ix) any Liability under the Assumed Contracts, if the Company will not have obtained, prior to the Closing Date, any Consent required to be obtained from any Person with respect to the assignment or delegation to Buyer of any rights or obligations under such Assumed Contracts;

                  (x) any Liability that is inconsistent with or constitutes an inaccuracy in, or that arises or exists by virtue of any breach of, (x) any representation or warranty made by the Company or any Member in this Agreement or any document or instrument executed in consummation of the transactions contemplated by this Agreement; or (y) any covenant or obligation of the Company or any Member contained in this Agreement or any document or instrument executed in consummation of the transactions contemplated by this Agreement; or

                  (xi) any other Liability that is not referred to specifically in Section 2.3(a).

      2.4 Purchase Price. As full consideration for the sale, transfer, assignment and delivery of the Purchased Assets to Buyer:

            (a) The purchase price is $5,216,000 (the "Purchase Price").

            (b) Buyer agrees to pay to the Company at the Closing the Purchase Price, as adjusted in accordance with Section 2.6, by delivery of (i) 63.34% of the Purchase Price in cash payable by wire transfer, and (ii) 36.66% of the Purchase Price in a deferred payment promissory note in the form of Exhibit C attached hereto (the "Buyer Note"). The Buyer Note is subject to the Adjustment Amount, if any, as set forth in Section 2.6.

            (c) Buyer agrees to pay to the Company at the Closing cash for the Company's Inventory in the amount set forth on the Closing Date Inventory List and agreed upon by Buyer and the Company and the Company's Prepaid Expenses in the amount set forth on the Closing Date Prepaid Expenses List and agreed upon by Buyer and the Company (collectively, the "Inventory/Prepaids Payment").

            (d) Buyer agrees to pay to the Company at the Closing cash for the Receivables in an amount to be calculated at Closing (the "Receivables Payment") as follows: the aggregate amount of the Receivables as of the Closing Date minus Receivables that are determined by Wachovia Bank, National Association, successor by merger to Congress Financial Corporation (Florida) ("Wachovia"), to be ineligible for inclusion in Buyer's borrowing base ("Ineligible Receivables"), times eighty five percent (85%), minus $500,000 (the "Bad Debt Reserve"), provided, however, that if at Closing either the Company or Buyer is dissatisfied with Wachovia's determination of which Receivables are Ineligible Receivables, then such dissatisfied party may elect not to purchase or sell, as the case may be, the Receivables at Closing (a "Receivables Opt-Out") and no Receivables Payment will be made at Closing. In the absence of a Receivables Opt-Out, Buyer will make additional payments (the "Ineligible Collections Rebates") to the Company no later than thirty (30) days after such time as Buyer collects any portion of the Ineligible Receivables in an amount equal to fifty percent (50%) of the amounts so collected, provided, however, that Buyer's obligation to pay Ineligible Collections Rebates to the Company shall not apply to any collections of Ineligible Receivables made after December 31, 2005. As noted in Section 1.1, amounts paid as Ineligible Collections Rebates will not be included in Buyer's Net Operating Income after the Closing Date.

            (e) The Company agrees to pay to Buyer at the Closing $455,000 for the Stolen Vehicles; provided, however, that if the Company, with Buyer's prior written approval, has replaced some or all of the Stolen Vehicles by the Closing Date, such amount shall be reduced by an amount to be agreed upon by Buyer and the Company.

            (f) Buyer will assume the Assumed Liabilities.

      2.5 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Buyer in Fort Lauderdale, Florida, at such time and on such date as Buyer and the Members may otherwise mutually determine that is as soon as practicable following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) (the "Closing Date"). The Closing may, with the consent of all parties, take place by facsimile signatures with originally executed documents to follow by overnight delivery.

      2.6 Purchase Price Adjustment.

            (a) On or after January 1, 2006 but no later than March 1, 2006, Buyer will prepare and deliver to the Company (i) an unaudited statement of operations of Buyer for the Performance Earnings Period which shall reflect the Net Operating Income of Buyer (and the Company for the period prior to the Closing) for such period (the "Final Financial Statements") and (ii) Buyer's calculation of the Adjustment Amount.

            (b) The "Adjustment Amount" will be calculated as follows:

                  (i) If (A) the Net Operating Income shown on the Final Financial Statements minus the Bad Debt Amount as of December 31, 2005 is greater than or equal to (B) the Target Net Operating Income; then the "Adjustment Amount" will be zero.

                  (ii) If (A) the Net Operating Income shown on the Final Financial Statements minus the Bad Debt Amount as of December 31, 2005 is less than (B) the Target Net Operating Income; then the "Adjustment Amount" will be calculated as follows:

                  [Target Net Operating Income minus (Net Operating Income shown on the Final Financial Statements minus the Bad Debt Amount as of December 31, 2005)] times 4.0.

            (c) The Parties understand and agree that Company and/or Buyer personnel may be used to prepare the Final Financial Statements. The Final Financial Statements will be prepared from the books and records of Buyer, such that they fairly and consistently present in all material respects the calculation of Net Operating Income; all accruals necessary to record all contingent and accrued liabilities applicable to the Performance Earnings Period; and fair and appropriate allocation of Direct Operating Expenses. To the extent that, after the Closing Date, Buyer, Parent or their Affiliates jointly contract or do business with vendors or service providers or share other expenses, the costs and expenses incurred in so doing shall be fairly allocated between or among such entities, with the result that each such entity bears its fair share of all such costs and expenses. To the extent that Buyer, Parent or their Affiliates contract or do business with vendors or service providers where the goods or services are wholly or partially for the benefit of the other, then the costs incurred in so doing shall be fairly allocated to the entity for whose benefit the goods or services are provided, with the result that each such entity bears its fair share of all such costs.

            (d) If the Company disagrees with any of the information or calculations provided by Buyer pursuant to Sections 2.6(a) or 2.6(b), then the Company may, within ten (10) business days after receiving such information or calculations, deliver a notice to Buyer stating the existence and nature of such disagreement. Any such notice of disagreement will specify those items or amounts as to which the Company disagrees. If such notice of disagreement is delivered to Buyer, then the Parties will use their best efforts to reach agreement on the disputed items or amounts within ten (10) business days after receipt by Buyer of such notice. If the Parties have not reached agreement by the later of March 31, 2006 or twenty (20) days following the delivery to the Company of the calculations under Section 2.6(a) or (b) above, the Company may submit the matter to a regionally recognized accounting firm, other than the firm that regularly represents or formerly represented Buyer, the Company or any Member, for review and resolution, with instructions to complete the review as promptly as practicable. The resolution by such accounting firm will be conclusive and binding on the Parties hereto. Buyer will be responsible for the cost of such review and resolution if Buyer's determination of the Adjustment Amount is reduced by more than five percent (5%) and the Company will be responsible for the cost of such review and resolution if Buyer's determination of the Adjustment Amount is reduced by five percent (5%) or less.

            (e) If the Adjustment Amount causes the Purchase Price to be reduced by five percent (5%) or less, the Company will be entitled to receive, at the election of the Company, payment in full of the Buyer Note (including interest accrued thereon) in cash, shares of Parent Common Stock, or in a combination of cash and shares of Parent Common Stock, as specified by written notice from the Company to Buyer; provided, however, that the payment by Buyer of shares of Parent Common Stock may be limited at the election of Buyer to fifty percent (50%) of the total amount owing on the Buyer Note, including interest accrued thereon, as further described in the Buyer Note; and provided, further, that that the payment by Buyer of shares of Parent Common Stock may be further limited to the number of shares of Parent Common Stock that, when taken together with the number of shares of Parent Common Stock issuable upon conversion of the warrants issued in connection with Parent's offering of its 10% Senior Secured Notes due 2010, is less than 20% of the number of shares of Parent Common Stock outstanding on the Closing Date as calculated pursuant to Nasdaq Stock Market Rule 4350(i)(I)(C) or any successor rule.

            (f) If the Adjustment Amount causes the Purchase Price to be reduced by more than five percent (5%), the amount of unpaid principal owing on the Buyer Note will be reduced by the Adjustment Amount and the Company will be entitled to receive, at the election of Buyer, payment in full of the Buyer Note as adjusted in accordance with this paragraph (including interest accrued thereon) in cash, shares of Parent Common Stock, or in a combination of cash and shares of Parent Common Stock, as specified by written notice from the Company to Buyer; provided, however, that the payment by Buyer of shares of Parent Common Stock may be limited at the election of the Company to fifty percent (50%) of the adjusted total amount owing on the Buyer Note, including interest accrued thereon, as further described in the Buyer Note; and provided, further, that that the payment by Buyer of shares of Parent Common Stock may be further limited to the number of shares of Parent Common Stock that, when taken together with the number of shares of Parent Common Stock issuable upon conversion of the warrants issued in connection with Parent's offering of its 10% Senior Secured Notes due 2010, is less than 20% of the number of shares of Parent Common Stock outstanding on the Closing Date as calculated pursuant to Nasdaq Stock Market Rule 4350(i)(I)(C) or any successor rule.

            (g) Notwithstanding anything to the contrary contained in this Agreement or any agreement delivered in connection with this Agreement, neither the Company nor any Member shall have any liability for the Adjustment Amount to the extent it exceeds the amount of the Buyer Note; and provided, further, that notwithstanding anything to the contrary contained in this Agreement or any agreement delivered in connection with this Agreement, the Adjustment Amount shall not limit any claims that Buyer or Parent may have against the Company or the Members under this Agreement or any related agreement for indemnification or otherwise.

            (h) During the Performance Earnings Period, Buyer will provide to the Company annual financial statements within one hundred and five (105) days of the end of the each fiscal year and quarterly financial statements within fifty (50) days of the end of each fiscal quarter other than the fiscal quarter reflected in the annual financial statements, that reflect the Net Operating Income of Buyer for the fiscal quarter covered by such financial statements.

      2.7 Sales Taxes. The Company will bear and pay all sales, use and transfer taxes that may become payable in connection with the sale of the Purchased Assets to Buyer. The Company will reimburse Buyer and Buyer's Affiliates for their payment of any such taxes.

      2.8 Allocation. The Purchase Price will be allocated for tax purposes among the Purchased Assets in the amounts to be mutually agreed upon by Buyer and the Seller on or before the Closing Date unless the parties otherwise agree. The Company and Buyer agree to report such allocation of the Purchase Price to the Internal Revenue Service in accordance with the Code. The Company and Buyer will not, in connection with the filing of any returns, make any allocation of the Purchase Price, which is contrary to the agreed-upon allocation. Neither the Company nor Buyer will take or agree to any position that is inconsistent with the allocation in connection with any tax audit, controversy or litigation which would adversely affect the taxes of the other party to any material extent without the prior written consent of the other party, which consent will not be unreasonably withheld.

                                   ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE MEMBERS

      As a material inducement to Buyer and Parent to enter into and perform its obligations under this Agreement, the Company and each of the Members jointly and severally represent and warrant to Buyer and Parent as set forth below:

      3.1 Organization and Capitalization of the Company. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business in every jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Schedule 3.1 lists all of the jurisdictions in which the Company is qualified to do business as a foreign limited liability company. Schedule 3.1 sets forth all names under which the Company has conducted the Business. The Members own directly all of the limited liability company interests of the Company. No other Person has any right to or interest in the outstanding limited liability company interests in the Company and there are no issued and outstanding, or otherwise committed, options, warrants, or other rights, contingent or otherwise, to purchase, acquire or own, directly or indirectly, any limited liability company interests or any other equity interest in the Company.

      3.2 Authorization of Transaction. The Company has all requisite power and authority to own and operate the Business and to carry on the Business as now conducted. Each Member and the Company have all requisite power and authority to execute and deliver this Agreement and any and all documents or instruments necessary or appropriate in order to effectuate fully the terms and conditions of this Agreement and all related transactions and to perform his, her or its obligations under this Agreement. This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action (limited liability company or otherwise) on the part of the Members and/or the Company, and this Agreement has been duly executed and delivered by such Member and/or the Company, and constitutes the valid and legally binding obligation of such Member and/or the Company, enforceable against such Member and/or the Company in accordance with its terms and conditions.

      3.3 No Restrictions Against Transfer. Except as set forth on Schedule 3.3, the execution, delivery and performance of this Agreement and each other agreement to be entered into by the Company and the Members in connection with the consummation by the Company or the Members of the transactions contemplated hereby, and the consummation of the transactions contemplated by this Agreement by the Members or the Company, will not (a) violate any law to which the Members or the Company or the Business is subject, (b) violate any provision of the Certificate of Organization or Operating Agreement of the Company, (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any contract, agreement, instrument or other document to which any Member or the Company is a party or (d) result in the imposition of any Lien upon any of the assets of the Business. Except as set forth on Schedule 3.3, neither the Members nor the Company is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity or any consent or approval of any other Person in order for the Members or the Company to consummate the transactions contemplated by this Agreement or in order for Buyer to conduct the Business in the ordinary course following the Closing Date.

      3.4 Subsidiaries. The Company does not own, directly or indirectly, any stock, partnership interest or joint venture interest in, or any security issued by, any other Person.

      3.5 Brokers' Fees. The Company and the Members do not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, except for The Joseph Hale Company.

      3.6 Financial Statements. Exhibit D contains the unaudited balance sheet of the Company at November 30, 2004 (the "Latest Balance Sheet") and the related unaudited statement of operations and cash flows of the Company for the eleven
(11) months ended November 30, 2004 that reflect both the continuing and discontinued business operations of the Company through such date (collectively, the "Financial Statements"). The Financial Statements (including any notes thereto) present fairly the financial condition of the Company as of such date and the results of operations of the Company for such period, are correct and complete, and are consistent with the books and records of the Company. Since November 30, 2004, except as required by applicable law, there has been no change in any accounting principle, procedure or practice followed by the Company or in the method of applying any such principle, procedure or practice.

      3.7 Subsequent Events. Except as set forth on Schedule 3.7, since November 30, 2004, the Company has operated its business in the Ordinary Course of Business, and the Company has not suffered any Material Adverse Effect. Since that date, except as set forth on Schedule 3.7:

            (a) the Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

            (b) the Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the Ordinary Course of Business or that is otherwise material to the Company;

            (c) no party (including the Company) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which the Company is a party or by which any of them is bound;

            (d) the Company has not imposed any Lien upon any of its assets, tangible or intangible;

            (e) the Company has not made any capital expenditure (or series of related capital expenditures) outside the Ordinary Course of Business;

            (f) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) outside the Ordinary Course of Business;

            (g) the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $10,000 in the aggregate;

            (h) there has been no change made or authorized in the Certificate of Organization or Operating Agreement of the Company;

            (i) the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its limited liability company interests;

            (j) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its limited liability company interests (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its limited liability company interests;

            (k) the Company has not made any loan to, or entered into any other transaction with, any of its members, managers, directors, officers, and employees outside the Ordinary Course of Business;

            (l) the Company has not increased the compensation or benefits payable to its members, managers, directors, officers, and employees other than scheduled increases in the Ordinary Course of Business or with prior written authorization from Buyer;

            (m) the Company has not made any change in its accounting, collection or payment practices; and

            (n) neither the Company nor any Member has committed or agreed to any of the foregoing.

      3.8 Absence of Undisclosed Liabilities. The Company has no Liabilities, except for (a) Liabilities reflected in the liabilities section of the Latest Balance Sheet, (b) Liabilities under any agreements, contracts, commitments, licenses or leases listed on Schedule 3.16, and (c) Liabilities which have arisen since the date of the Latest Balance Sheet in the Ordinary Course of Business.

      3.9 Creditors; Bankruptcy. Neither any Member nor the Company is involved in any proceeding by or against any Member or the Company as a debtor in any court under Title 11 of the United States Bankruptcy Code or any other insolvency or debtors' relief act, whether state or federal, or for the appointment of a trustee, receiver, liquidator, assignee, sequestrator or other similar official of any Member or the Company.

      3.10 Legal Compliance. The Company has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced, or to the Company's knowledge, threatened against it alleging any failure so to comply.

      3.11 Licenses and Permits. Schedule 3.11 contains a list of all federal, state, county, and local governmental licenses, certificates, registrations, authorizations and permits (collectively, "Authorizations") held or applied for by the Company. The Company has complied in all material respects with the terms and conditions of all such Authorizations. No material violation of any such Authorization or the laws or rules governing the issuance or continued validity thereof has occurred and all of such Authorizations are in full force and effect, except as would not have a Material Adverse Effect. No additional Authorization is required from any federal, state, county, or local government agency or body thereof in connection with the conduct of the business of the Company.

      3.12 Title to Assets.

            (a) Except as set forth on Schedule 3.12(a), the Company owns or has a valid interest in all of the Purchased Assets, free and clear of Liens (except for Permitted Liens). Schedule 3.12(a) identifies all of the Company's assets that are being leased or licensed to the Company. The Purchased Assets will collectively constitute, as of the Closing Date, all of the assets, properties and interests in properties necessary to enable Buyer to operate the Business in the manner in which the Business is currently being operated by the Company.

            (b) Except as set forth on Schedule 3.12(b), the tangible Purchased Assets are in good condition and repair (subject to routine maintenance and repair for similar assets of like age), fit for their particular purpose, and are usable in the Ordinary Course of Business. No Member or employee of the Company owns or licenses any assets used in or related to the Business.

            (c) Schedule 3.12(c) lists and specifies the locations of the tangible Purchased Assets. At all times during which the Company owned the tangible Purchased Assets, none of the Purchased Assets was located (or, in the case of the vehicles, garaged) at any place other than the places set forth on
Schedule 3.12(c), except for (i) periods in which such Purchased Assets were in transit to the Company in the Ordinary Course of Business and (ii) periods in which such Purchased Assets were being repaired off premises in the Ordinary Course of Business.

            (d) The Company does not own, and has never owned since its organization, any real property.

            (e) Schedule 3.12(e) contains a brief description of all real property leased by the Company (the "Leased Property") and the lease governing such Leased Property, including the name of the lessor. The Leased Property constitutes all real properties used or occupied by the Company in connection with the Business. With respect to the Leased Property, the Company is the owner and holder of all of the leasehold estates purported to be granted by such lease and each lease is in full force and effect and constitutes a valid and binding obligation of the Company. The Company has delivered to Buyer true and complete copies of all of the Assumed Real Property Leases. Except as set forth on
Schedule 3.12(e), with respect to the Leased Property, (i) no portion thereof is subject to any pending condemnation Proceeding and there is no threatened condemnation Proceeding with respect thereto; (ii) no notice of any increase in the assessed valuation of the Leased Property and no notice of any contemplated special assessment has been received by the Company, and (iii) the physical condition of the Leased Property is sufficient to permit the continued conduct of the Business as presently conducted subject to the provision of usual and customary maintenance and repair performed in the Ordinary Course of Business with respect to similar properties of like age and construction.

      3.13 Inventory. The inventory of the Company includes fuel, lubricants, tires, tools, supplies and purchased parts, as set forth on the Latest Balance Sheet and the changes thereto reflected on the books and records of the Company since the date of the Latest Balance Sheet in the Ordinary Course of Business. The inventory of the Company is all merchantable.

      3.14 Tax Matters. Except as set forth on Schedule 3.14, the Members and the Company (A) have timely paid all Taxes required to be paid by the Company through the date hereof (including any Taxes shown as due on any Tax Return) and
(B) have filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax Returns required to be filed by the Company with the appropriate Governmental Entities in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns are true and complete. Except as set forth in Schedule 3.14, (i) no Liens have been filed and neither the Members nor the Company has been notified by the Internal Revenue Service or any other taxing authority that any issues have been raised (and are currently pending) by the Internal Revenue Service or any other taxing authority in connection with any Tax Return of the Company, and no waivers of statutes of limitations have been given or requested with respect to the Company or Members;
(ii) there are no pending audits of any Tax Returns of the Company or Members;
(iii) no unresolved deficiencies or additions to Taxes have been proposed, asserted or assessed against the Company or Members; (iv) the Company has made full and adequate provision (x) on the Latest Balance Sheet for all Taxes payable by it for all periods prior to the date of the Latest Balance Sheet and
(y) on its books for all Taxes payable by it for all periods beginning on or after the date of the Latest Balance Sheet; (v) the Company has not nor will it incur any Tax Liability from and after the date of the Latest Balance Sheet other than Taxes incurred in the Ordinary Course of Business; (vi) both the Members and the Company have complied in all respects with all applicable laws relating to the collection or withholding of Taxes (such as sales Taxes or withholding of Taxes from the wages of employees) and the Company is not liable for any Taxes for failure to comply with such laws; (vii) the Company is not now nor has it been a party to any Tax sharing agreement; (viii) the Company has not agreed to and is not required to make any adjustments pursuant to Section 481 of the Code, and the Internal Revenue Service has not proposed any such adjustments or changes in the accounting methods of the Company; (ix) the Company has no liability for the Taxes of any Person (other than itself) under any provision of applicable law or regulation, by contract, as transferee or successor, or otherwise; and (x) upon consummation of the transactions contemplated by this Agreement, none of the assets of the Business will be subject to the "anti-churning" rules of Code Section 197(f)(9).

      3.15 Intellectual Property.

            (a) Schedule 3.15(a) contains a complete list of all of the Company's Intellectual Property and their designation (e.g., trademark, copyright, patent, license, etc.) owned or used by the Company, together with all federal and state registration numbers and pending application numbers.

            (b) The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the business of the Company as presently conducted. Each item of Intellectual Property to be owned or used by Buyer immediately prior to the Closing hereunder will be owned or available for use by Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. The Company has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

            (c) The Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Members have ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of any of the Members, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

            (d) Schedule 3.15(d) lists all agreements regarding the Intellectual Property (the "Intellectual Property Agreements") and the Company has provided Buyer with copies of the Intellectual Property Agreements. Except as set forth in Schedule 3.15(d), the Intellectual Property Agreements will be assumed by, and will become valid agreements of Buyer without the requirement that any consent to assignment be obtained.

            (e) There is no item of Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, agreement or permission.

      3.16 Contracts.

            (a) Schedule 3.16 contains a list of all written or oral contracts, commitments, leases and other agreements (including, without limitation, promissory notes, loan agreements, and other evidences of indebtedness, guarantees, agreements with distributors, suppliers, dealers, franchisors and customers, service agreements and vendor contracts) to which the Company is a party or by which the Company or its properties are bound, together with any personal guarantees of the foregoing made by the shareholders or either of them. The Members have delivered to Buyer a correct and complete copy of each of the contracts listed on Schedule 3.16, together with all amendments, waivers or other changes thereto, and a written summary setting forth the terms and conditions of each oral agreement referred to in Schedule 3.16.

            (b) Each agreement, lease, license, contract or commitment disclosed on Schedule 3.16 is valid and enforceable against the Company and the other parties thereto, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights, and laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Except as specifically disclosed in Schedule 3.16, the Company has performed in all material respects all obligations required to be performed by it and is not in default under or in breach of or in receipt of any claim of default or breach under any such agreement, lease, license, contract or commitment to which it is a party; and no event has occurred which with the passage of time or the giving of notice or both would result in a default or breach under any such document. No other party to any agreement, lease, license, contract, or commitment to which the Company is a party is in default under or in breach of such document and no event has occurred which with the passage of time or giving of notice or both would result in a default or breach under any such document.

      3.17 Accounts and Notes Receivable. The accounts and notes receivable reflected on the Latest Balance Sheet and the Company's books and records (net of allowances for doubtful accounts as reflected thereon) were generated in the Ordinary Course of Business from actual business transactions, were and are valid receivables, and have been collected or are current and collectible in the Ordinary Course of Business, subject to no valid counterclaims or set-offs, at the aggregate recorded net amount thereof as shown on the Latest Balance Sheet or the Company's books and records, as applicable.

      3.18 Accounts and Notes Payable. Except as set forth on Schedule 3.18, there are no accounts or notes payable or other accrued liabilities of the Company that are past due (i.e., more than 60 days). All accounts payable, notes payable and accrued liabilities of the Company to third parties arose in the Ordinary Course of Business.

      3.19 Insurance. Schedule 3.19 lists and briefly describes each insurance policy, self insurance arrangement and bonding arrangement maintained by the Company with respect to its properties, assets and business (including, without limitation, any bonding arrangement required under any contract or applicable law), and all currently pending claims thereunder. All of such insurance policies and bonding arrangements are in full force and effect, and the Company is not in default with respect to its obligations under any of such insurance policies or bonding arrangements and the Company has not received any notification of cancellation or modification of any of such insurance policies or bonding arrangements nor is any claim outstanding which could be expected to cause a material increase in the Company's insurance rates. There are no facts or circumstances which exist that might relieve any insurer under such insurance policies or bonding arrangements of its obligations to satisfy in full claims thereunder. The Company maintains insurance coverage of a type and amount customary for entities of similar size engaged in similar lines of business.

      3.20 Claims and Proceedings. Except as set forth on Schedule 3.20, the Company (a) is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge and (b) is not a party or, to the knowledge of any of the Members, is not threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the Members have any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company.

      3.21 Employees.

            (a) Schedule 3.21(a) lists all current employees of the Company, their permanent classifications (if applicable), their hourly rates of compensation or base salaries (as applicable), and the commencement date of their employment. The Company has complied in all material respects with all laws relating to the hiring of employees and the employment of labor, including provisions thereof relating to immigration and citizenship (including proper completion and processing of Forms I-9 for all employees), wages, hours, equal opportunity, collective bargaining and the payment of social security and other Taxes. To the knowledge of the Company, there are no labor relations problems with respect to the Company (including, without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances). There is no criminal activity or the prior conviction, indictment, guilty plea or plea of nolo contendere on the part of the Company's employees or any other actual or alleged activity or actions of any such employees that could reasonably be expected to disqualify any such employee, the Company or Buyer from providing services to any current or potential customers.

            (b) Except as set forth on Schedule 3.21(b), (i) the Company is not delinquent in payments to any of the employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees and, upon termination of the employment of any such employees, neither the Buyer nor the Company will by reason of anything done prior to the Closing, including by oral or written contract or agreement, practice or statement in an employee handbook, be liable to any of such employees for severance pay or any other payments, (ii) there is no unfair labor practice complaint against the Company pending before the National Labor Relations Board or any other Governmental Entity, (iii) there is no labor strike, material dispute, slowdown or stoppage actually pending or threatened against or involving the Company, (iv) no labor union currently represents the employees of the Company, (v) no labor union has taken any action with respect to organizing the employees of the Company, and (vi) neither any grievance that might result in a Material Adverse Effect nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim thereto has been asserted against the Company.

      3.22 Employee Benefits.

            (a) Employee Benefit Plans. Schedule 3.22(a) sets forth a true and complete list of all employee benefit plans (the "Plans") (i) that cover any present or former employees of the Company (A) that are or ever were maintained, sponsored or contributed to by the Company or (B) with respect to which the Company is or ever was obligated to contribute or has any Liability or potential Liability, whether direct or indirect or (ii) with respect to which the Company has any Liability or potential Liability on account of the maintenance or sponsorship thereof or contribution thereto by any present or former ERISA Affiliate of the Company.

            (b) Administration and Compliance of the Plans. Except as set forth on Schedule 3.22(b), with respect to each Plan:

                  (i) all required, declared or discretionary (in accordance with past practices) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date have been made or properly accrued on the Latest Balance Sheet or, with respect to accruals properly made after the date of the Latest Balance Sheet, on the books and records of the Company;

                  (ii) the Company has timely deposited all amounts withheld from employees for pension, welfare or other benefits into the appropriate trusts or accounts;

                  (iii) except as may be required under laws of general application, the Plan does not obligate the Company to provide any employee or former employee, or their spouses, family members or beneficiaries, any post-employment or post-retirement health or life insurance, accident or other "welfare-type" benefits;

                  (iv) if the Plan is a "group health plan" within the meaning of Section 5000 of the Code, the Plan has been maintained in compliance with
Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA and no tax payable on account of Section 4980B of the Code has been or is expected to be incurred;

                  (v) the Company has provided Buyer with true and complete copies, to the extent applicable, of all documents pursuant to which such Plan is maintained and administered, the two most recent annual reports (Form 5500 and attachments) and financial statements therefore, all governmental rulings, determinations, and opinions (and pending requests therefore), and if such Plan provides post-retirement or post-employment health and life insurance, accident, or other "welfare-type" benefits, the most recent valuation of the present and future obligations under such Plan. The foregoing documents accurately reflect all material terms of such Plan.

      3.23 Business Relations. The Members neither know nor have any reason to believe that any customer or supplier of the Company will cease to do business with Buyer after the consummation of the transactions contemplated hereby in the same manner and at the same levels as previously conducted with the Company.
Schedule 3.23 sets forth a listing of the twenty (20) largest customers and suppliers of the Company for each of the calendar years 2002 and 2003 and to date in calendar year 2004 and each of the suppliers holding or requiring a letter of credit from the Company or the Members.

      3.24 Environmental, Health, and Safety Matters. Except as set forth on
Schedule 3.24:

            (a) The Company and its predecessors and Affiliates have complied and are in compliance with all Environmental, Health, and Safety Requirements.

            (b) Without limiting the generality of the foregoing, the Company and its Affiliates have obtained and complied with, and are in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations is set forth on Schedule 3.24.

            (c) The Company has not received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

            (d) To the knowledge of the Company, none of the following exists at any property or facility owned or operated by the Company: (i) underground storage tanks, (ii) asbestos-containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls, or (iv) landfills, surface impoundments, or disposal areas.

            (e) The Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Solid Waste Disposal Act, as amended or any other Environmental, Health, and Safety Requirements.

            (f) Neither this Agreement nor the consummation of any transaction that is a subject of this Agreement or a prerequisite to the consummation of such transaction will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

            (g) The Company and its Affiliates have not, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

            (h) No facts, events or conditions relating to the past or present facilities, properties or operations of the Company or its Affiliates will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

      3.25 Warranties. Except for warranty claims that are immaterial and in the Ordinary Course of Business of the Company, there is no outstanding claim against the Company for breach of product or service warranty to any customer. No state of facts exists, and no event has occurred, which may form the basis of any present claim against the Company for liability on account of any express or implied warranty to any third party in connection with products sold or services rendered by the Company.

      3.26 Insider Interests. Except as set forth on Schedule 3.26, and except for compensation to regular employees of the Company, no current or former Affiliate of the Company (i) has any direct or indirect interest of any nature in any of the Purchased Assets, (ii) has entered into, or has had any direct or indirect financial interest in, any contract, transaction or business dealing of any nature involving the Company, (iii) is competing, or has competed, directly or indirectly, with the Company, and (iv) has an claim or right against the Company.

      3.27 Disclosure.

            (a) No representation or warranty of the Company or the Members in this Agreement (including the disclosure schedules attached hereto) misstates a material fact, or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

            (b) There is no fact known to the Company or the Members that has specific application to the Company or the Business (other than general economic or industry conditions) that materially adversely affects or, as far as the Company or the Members can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Company or the Business that has not been set forth in this Agreement, including the disclosure schedules attached hereto.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

      As a material inducement to the Company and the Members to enter into and perform their obligations under this Agreement, Buyer and Parent, jointly and severally, represent and warrant to the Company and the Members as follows:

      4.1 Organization of Buyer. Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

      4.2 Authorization of Transaction. Each of Parent and Buyer has all requisite power and authority to execute and deliver this Agreement (including, with respect to Buyer, the Buyer Note) and any and all documents and instruments to which it is a party necessary or appropriate in order to effectuate fully the terms and conditions of this Agreement and all related transactions and to perform its obligations under this Agreement. This Agreement has been duly authorized by all necessary corporate action on the part of Buyer and Parent and has been duly executed and delivered by Buyer and Parent and constitutes the valid and legally binding obligation of Buyer and Parent, enforceable against each of Buyer and Parent in accordance with its terms and conditions, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights, and laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

      4.3 No Restrictions Against Transaction. The execution, delivery and performance of this Agreement, the Buyer Note and each other agreement to be entered into by Buyer or Parent in connection with the consummation by Buyer and Parent of the transactions contemplated hereby, or compliance by Buyer or Parent with any of the provisions thereof, will not (i) violate, conflict with, or result in a material breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any of the terms, conditions or provisions of the Articles or Certificate of Incorporation or Bylaws of Buyer or Parent, or under any note, bond, mortgage, indenture, deed of trust, or other agreement to which Buyer or Parent is bound, or by which Buyer, Parent or any of its or their properties or assets may be bound or affected, or (ii) violate any law applicable to Buyer or Parent or any of its or their properties or assets. No consent or approval by, notice to, or registration with, any Governmental Entity or any consent or approval of any other Person is required on the part of Buyer or Parent in connection with the execution and delivery of this Agreement, the Buyer Note or any other agreement to be entered into by Buyer or Parent in connection with the consummation by Buyer or Parent of the transactions contemplated by this Agreement.

      4.4 Brokers. Except for the fees being paid by Parent to Philadelphia Brokerage Corporation for placement agent, investment banker and financial advisor services relating to the proposed financing of the transactions contemplated by this Agreement, neither Parent nor Buyer has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

      4.5 SEC Filings. Parent has since January 1, 2003 timely filed all forms, proxy statements, schedules, reports and other documents required to be filed by it with the SEC pursuant to the Securities Act or the Exchange Act, and every document filed by Parent with the SEC since January 1, 2003 complied, as of the date of filing, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be.

      4.6 Solvency. On and immediately after the Closing Date, each of Parent and Buyer will be "Solvent." As used in this paragraph, the term "Solvent" means, with respect to a particular date and a particular person, that on such date (i) the fair market value of such person's assets exceed such person's liabilities; (ii) such person is able to realize upon its assets and pay its debts and other liabilities when due in the normal course of business; and (iii) such person has not incurred debts or liabilities beyond its ability to pay such debts and liabilities as they mature.

      4.7 No Business Activities. Buyer is not a party to any material agreements and has not conducted any activities other than in connection with the organization of Buyer, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

                                   ARTICLE V

                              PRE-CLOSING COVENANTS

      The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

      5.1 General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction or, to the extent permitted by the party benefiting from any condition, waiver, of the closing conditions set forth in Article VII below).

      5.2 Notices and Consents. Each of the Parties will give any notices to third parties, and will use its reasonable best efforts to obtain any third party consents, that the other party may request in connection with the matters referred to in Sections 3.3 and 4.3. 5.3 Operation of Business. For the period ending on February 28, 2005 (the "Standstill Period"), the Members will cause the Company to preserve substantially intact its business organization and present relationships with its customers, suppliers and employees and to maintain all of its insurance currently in effect. The Members will not cause or permit the Company to take any action that could reasonably be expected to have an adverse effect on the Company or the transactions contemplated by this Agreement. Without the prior written consent of Buyer, which consent will not be unreasonably withheld, the Company will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing during the Standstill Period:

            (a) the Company will not sell, lease, transfer, or assign any assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

            (b) the Company will not enter into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the Ordinary Course of Business or that is otherwise material to the Company;

            (c) the Company will not accelerate, terminate or cancel any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which the Company is a party or by which it is bound;

            (d) the Company will not impose any Lien upon any of its assets, tangible or intangible;

            (e) the Company will not make any capital expenditure (or series of related capital expenditures) outside the Ordinary Course of Business;

            (f) the Company will not make any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) outside the Ordinary Course of Business;

            (g) the Company will not issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation involving more than $10,000 in the aggregate;

            (h) the Company will not merge with any other company, consolidate or sell or consent to the sale of any of the material assets of the Company or acquire any material assets outside the Ordinary Course of Business;

            (i) the Company will not authorize or effect any change in its Certificate of Organization or Operating Agreement;

            (j) the Company will not issue, sell or otherwise dispose of any of its capital stock, or grant any option, warrant or other right to purchase or obtain (including upon conversion, exchange or exercise) of any of its limited liability company interests;

            (k) the Company will not declare, set aside, or pay any dividend or make any distribution with respect to its limited liability company interests (whether in cash or in kind) or redeem, purchase, or otherwise acquire any of its limited liability company interests;

            (l) the Company will not make any loan to, or enter into any other transaction with, any of its directors, officers and employees outside the Ordinary Course of Business;

            (m) the Company will not increase the compensation or benefits payable to its employees other than scheduled increases in the Ordinary Course of Business;

            (n) the Company will not make any change in its accounting, collection or payment practices; and

            (o) neither the Company nor any Member will not commit or agree to any of the foregoing.

      5.4 Full Access. Each of the Members will permit, and the Members will cause the Company to permit, representatives of Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Company.

      5.5 Notice of Developments. The Company will give prompt written notice to Buyer of any adverse development in its business, operations, financial condition or results of operation. The Members will give prompt written notice to Buyer of any adverse development causing a breach of any of the Members' representations and warranties contained herein. No disclosure by any Party pursuant to this Section 5.5 will be deemed to amend or supplement disclosure schedules hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant nor will a decision to close the transactions contemplated hereby be considered a waiver in respect of any such matter.

      5.6 Restrictions on Transfer. During the Standstill Period, the Members will not sell, transfer, pledge or grant a Lien in, or otherwise dispose or encumber, any of the limited liability company interests in the Company or any ownership interest in the Company without the prior written consent of Buyer.

                                   ARTICLE VI

                             POST-CLOSING COVENANTS

      The Parties agree as follows with respect to the period following the
Closing:

      6.1 General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article IX).

      6.2 Transition. None of the Members will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with Buyer after the Closing as it maintained with the Company prior to the Closing. Each of the Members will refer all customer inquiries relating to the business of the Company to Buyer from and after the Closing.

      6.3 Unpaid Payables. After the Closing Date, Buyer will provide notice to the Company that Buyer intends to pay one or more specific Unpaid Payables. If within ten (10) days of receiving such notice, the Company does not provide written notice to Buyer that the Company has paid or disputes the specific Unpaid Payables, Buyer will be authorized to pay such Unpaid Payables and to set off and deduct the amount of such payment from any amounts payable to the Company or the Members by Buyer or Parent pursuant to this Agreement or all other agreements contemplated herein, including but not limited to any Ineligible Collections Rebates, provided, however, that the provisions of
Section 9.4 shall govern any proposed set-off against the Buyer Note. Neither the exercise of nor the failure to exercise such right of set-off will constitute and election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

      6.4 Confidentiality. The Company and the Members will ensure that, on and at all times after the Closing Date: (a) no press release or other publicity concerning any of the transactions contemplated by this Agreement is issued or otherwise disseminated by or on behalf of the Company or the Members without Buyer's prior written consent; (b) the Company and the Members continue to keep the terms of this Agreement and the transactions and other documents contemplated by this Agreement strictly confidential (except to the extent such information becomes publicly available from a source other than the Company or the Members and except for any disclosures required by any applicable law, rule or regulation); and (c) the Company and the Members will keep strictly confidential, and the Company and the Members will not use or disclose to any other Person, any non-public document or other information that relates directly or indirectly to the business of the Company.

      6.5 Non-Compete; Non-Solicitation.

            (a) During the Non-Compete Period, the Members and the Company will not and will cause their Affiliates not to, without the prior written consent of Buyer, directly or indirectly, (i) hinder the business of Buyer or its Affiliates or (ii) own, manage, control, participate in, consult with, render services for, or in any manner engage in or represent any business within any Restricted Territory that is competitive with the business of the Company, Buyer or Parent or any or its or their Affiliates as such business is conducted by such entities at the Closing Date. As used in this Agreement, "Restricted Territory" means the areas in the United States in which the Company, Buyer or Parent or any of its or their Affiliates are doing business at the Closing Date and, with respect to Members employed by the Company or Buyer following the Closing Date, during the period of employment and on the date of termination of employment. Nothing herein will prohibit the Company or any Member from being a passive owner, in the aggregate with the other Members, of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as the Company and the Members have no active participation in the business of such corporation.

            (b) During the Non-Compete Period, the Company and the Members will not directly or indirectly through another Person (i) induce or attempt to induce any employee of Buyer or Parent to leave the employ of Buyer or Parent, or in any way interfere with the relationship between Buyer or Parent and any employee or consultant thereof, (ii) hire or engage as a consultant or otherwise any person who is or was an employee or consultant of Buyer or Parent until six months after such individual's employment relationship with Buyer or Parent has been terminated or (iii) induce or attempt to induce any customer, supplier, subcontractor, licensee or other business relation of Buyer or Parent to cease doing business with Buyer or Parent, or in any way interfere with the relationship between any such customer, supplier, subcontractor, licensee or business relation, on the one hand, and Buyer or Parent, on the other hand.

            (c) To the extent that any court concludes that any provision of
Section 6.4(a) or (b) is void or voidable, the court will reform such provision(s) to render the provision(s) enforceable, but only to the extent necessary to render the provision(s) enforceable and only in view of the Parties' express desire that Buyer and Parent be protected to the greatest extent possible under applicable law from improper competition and/or the misuse or disclosure of trade secrets and/or confidential information.

      6.6 Broker's Fees. Each of the Parties will be responsible for, and will hold each of the other Parties harmless against, any fees or commissions for which such Party is liable to any broker, finder or agent with respect to the transactions contemplated by this Agreement. For avoidance of doubt, the Company and the Members shall be responsible for all fees or commissions due to The Joseph Hale Company with respect to the transactions contemplated by this Agreement and Buyer and Parent shall be responsible for all fees or commissions due to Philadelphia Brokerage Corporation for placement agent, investment banker and financial advisor services.

      6.7 Replacement Property. Within ninety (90) days after the Closing Date, the Company will make commercially reasonable efforts to purchase or lease real property in Houston, Texas that has, among other things, adequate bulk storage, improved office and warehouse space, paved parking, adequate security and environmental improvements, to facilitate Buyer's post-closing operations (the "Replacement Property"), such Replacement Property to be satisfactory to Buyer. Immediately after the Company's purchase or lease of the Replacement Property, the Company will lease or sublease to Buyer, on commercially reasonable terms, the Replacement Property to serve as Buyer's principal place of business in Houston, Texas, such terms to include a commercially standard indemnity from Buyer in favor of the Company in respect of liabilities directly related to Buyer's lease or sublease of the Replacement Property to be agreed prior to occupation of the Replacement Property.

      6.8 Employment Offers. Commencing on the Closing Date, Buyer will make offers of employment to, or consulting arrangements with, those persons employed by the Company immediately prior to Closing on terms consistent with the past practice of Buyer and its Affiliates.

      6.9 Change of Name. Immediately after the Closing, the Company will change its name to a name that does not include the word "Shank" or any variation thereof and that is satisfactory to Buyer.

      6.10 Buyer's Business Operations. During the Performance Earnings Period after the Closing Date, (a) neither Buyer nor Parent will cause or permit Buyer to acquire, assume, establish or operate any additional lines of business, business locations or operating assets unless the Board of Directors of Parent has determined, in its reasonable business judgment, that such acquisition or otherwise would not adversely affect the Net Operating Income of Buyer during the Performance Earnings Period; (b) Buyer will manage the business of Buyer in good faith and with a view to maximize its profitability as a business; and (c) under no circumstances will Buyer or Parent take any such action for the purpose of adversely affecting the Net Operating Income of Buyer; provided, however, that nothing in this Section 6.10 shall limit Buyer's ability to engage in or acquire any business or assets when, at the time such business or assets are commenced or acquired, Parent and Buyer have no intent to adversely affect Buyer's Net Operating Income and in fact have a reasonable expectation that such business or assets will ultimately be beneficial to Buyer, the Company and the Members.

                                  ARTICLE VII

                        CONDITIONS TO OBLIGATION TO CLOSE

      7.1 Conditions to Obligation of Buyer and Parent. The obligation of Buyer and Parent to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

            (a) the representations and warranties of the Company and the Members set forth in Article III will be true and correct at and as of the Closing Date;

            (b) the Company and the Members will have performed and complied with all of their covenants hereunder in all material respects through the Closing;

            (c) all statutory requirements for the valid consummation by the Company and the Members of the transactions contemplated by this Agreement will have been fulfilled and all authorizations, consents and approvals, including all of the third-party consents specified in Section 5.2 will have been obtained in form and substance reasonably satisfactory to Buyer;

            (d) all approvals of the Members and managers necessary for the consummation of this Agreement and the transactions contemplated hereby will have been obtained;

            (e) no action, suit, or proceeding will be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement,
(ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of Buyer to purchase or own the Purchased Assets, or (iv) affect adversely the right of Buyer to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge will be in effect);

            (f) the Company and the Members will have delivered to Buyer a certificate to the effect that each of the conditions specified above in Section 7.1(a)-(e) is satisfied in all respects;

            (g) the Company and the Members will have delivered to Buyer (i) a copy of the Certificate of Organization of the Company certified by an appropriate authority of the State of Delaware, (ii) a copy of the Limited Liability Company Agreement of the Company certified by the Company's Manager,
(iii) a copy of the resolutions of the Managers and Members of the Company, approving the transactions contemplated by this Agreement certified by the Company's Manager, and (iv) a certificate of good standing of the Company certified by the Secretary of State of the State of Delaware;

            (h) Buyer will have received from counsel to the Company and the Members an opinion in form and substance as set forth in Exhibit E attached hereto, addressed to Buyer, and dated as of the Closing Date;

            (i) Buyer will be satisfied in all material respects with the accuracy of the Schedules to this Agreement;

            (j) Buyer will be satisfied with the physical condition of the Company's Leased Property, including, but not limited to those criteria listed on Schedule 7.1;

            (k) The Company will have delivered the Closing Date Inventory List, the Excluded Inventory List, the Closing Date Prepaid Expenses List and the Outstanding Receivables List to Buyer;

            (l) Parent and Buyer will have obtained on terms and conditions satisfactory to them the consent of lender on Parent's senior credit facility to consummate the transactions contemplated hereby;

            (m) The Members will have caused the Company to make arrangements satisfactory to Buyer in its sole discretion to terminate the Company's employee benefit plans and provide for the necessary funding of any and all liabilities associated with such employee benefit plans; and

            (n) The following additional documents will be delivered at the
Closing:

                  (i) The Company and the Members will have executed and delivered the Assignment;

                  (ii) The persons designated by Buyer at or prior to Closing will have executed and delivered Employment Agreements in substantially the form attached as Exhibit F hereto (the "Employment Agreements"), which will contain non-compete and non-solicitation provisions satisfactory to Buyer;

                  (iii) Each of Brian Shanklin and Blaine Shanklin will have executed and delivered Consulting Agreements in substantially the form attached as Exhibit G hereto (the "Consulting Agreements"), which will contain non-compete and non-solicitation provisions satisfactory to Buyer; and

                  (iv) The Company will have executed and delivered a sublease in a form to be agreed upon and executed by the parties at or prior to the Closing (the "Sublease"), which will provide for the month-to-month sublease by Buyer of the facilities located at 9000 Emmott Road, Houston, Texas 77040 which are currently leased by the Company until such time as the Company obtains a Replacement Property for Buyer's operations in accordance with Section 6.7.

Buyer may waive any condition specified in this Section 7.1 if it executes a writing so stating at or prior to the Closing. A Receivables Opt-Out by the Company does not excuse either party from Closing on the remainder of the transactions contemplated by this Agreement.

      7.2 Conditions to Obligation of the Company and the Members. The obligation of the Company and the Members to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

            (a) the representations and warranties of Buyer set forth in Article IV will be true and correct at and as of the Closing Date;

            (b) Buyer will have performed and complied with all of its covenants hereunder in all material respects through the Closing;

            (c) no action, suit, or proceeding will be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge will be in effect);

            (d) Buyer will have delivered to the Company a certificate to the effect that each of the conditions specified above in Section 7.2(a)-(c) is satisfied in all respects;

            (e) the following additional deliveries will be made at the Closing by Buyer:

                  (i) the Purchase Price, in accordance with Section 2.4;

                  (ii) the Inventory/Prepaids Payment and, in the absence of a Receivables Opt-Out, the Receivables Payment, in accordance with Section 2.4; and

                  (iii) Buyer will have duly executed and delivered to the Company, the Buyer Note, the Assignment, the Employment Agreements, the Consulting Agreements and the Sublease.

The Company may waive any condition specified in this Section 7.2 if it executes a writing so stating at or prior to the Closing. A Receivables Opt-Out by Buyer does not excuse either party from Closing on the remainder of the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

      8.1 Survival. Each statement, representation, warranty, indemnity, covenant and agreement made by the Members in this Agreement and in any document, disclosure schedule, certificate or other instrument or writing delivered by or on behalf of the Members or the Company pursuant to this Agreement or in connection herewith will be deemed the joint and several statement, representation, warranty, indemnity, covenant and agreement of the Members. Each Member agrees that, notwithstanding any examination made by or on behalf of Buyer, the knowledge of Buyer or any of the respective officers, directors, shareholders, employees or agents of Buyer, or the acceptance by any party of any certificate or opinion, in each case with respect to the Company, all statements, representations, warranties, indemnities, covenants and agreements made by the Members will survive the consummation of the transactions contemplated hereby for a period of twenty-four (24) months following the date of the Buyer Note, except that the representations and warranties made in
Section 3.14 hereof regarding Taxes and Section 3.22 regarding Employee Benefits matters will survive until the expiration of the application of statutes of limitations, and that the representations and warranties made in Section 3.24 hereof regarding Environmental Matters will survive for a period of six (6) years following the Closing Date. Any Party's right to commence a claim for indemnification under Article IX for a breach of any representation or warranty will be made on or prior to the date, if any, on which the survival period for such representation or warranty expires.

                                   ARTICLE IX

                                 INDEMNIFICATION

      9.1 Indemnity.

            (a) Subject to the terms and conditions of this Article IX, the Company and each Member will indemnify and hold harmless Parent, Buyer and each officer, director, and Affiliate of Parent and Buyer, including without limitation, the Company or any successor of Parent or Buyer (collectively, the "Buyer Indemnified Parties") from and against all demands, claims, causes of action, assessments, including any federal or state tax audits, losses, damages, liabilities and costs and expenses, including, without limitation, reasonable attorneys' fees and any expenses incident to the investigation or enforcement of this Article IX, but excluding punitive, consequential, lost profits, special or indirect losses or damages (collectively, "Losses"), that the Buyer Indemnified Parties may suffer, sustain or become subject to by reason of or arising out of
(i) any breach of any covenant or agreement of the Company or the Members contained in this Agreement, (ii) any inaccuracy in any representation or warranty of the Members contained in this Agreement and in any document, disclosure schedule, certificate or other instrument or writing delivered by or on behalf of the Members pursuant to this Agreement or in connection herewith, and (iii) the failure by the Company to make the necessary provisions and fund any liabilities relating to the Company's employee benefit plans as provided in
Section 7.1(m).

            (b) Subject to the terms and conditions of this Article IX, Buyer and Parent will indemnify and hold harmless the Company and the Members (collectively, the "Company Indemnified Parties") from and against all Losses, that the Company Indemnified Parties may suffer, sustain or become subject to by reason of or arising out of (i) any breach of any covenant or agreement of Buyer or Parent contained in this Agreement, and (ii) any inaccuracy in any representation or warranty of Buyer or Parent contained in this Agreement.

      9.2 Limitation on Indemnification. Neither the Company and the Members, on the one hand, nor Buyer and Parent, on the other hand, will have aggregate liability (for indemnification or otherwise) to the other arising under this Agreement in excess of the Purchase Price, as adjusted, and no Party will have any liability hereunder until the aggregate claims under this Agreement against such Party exceed $52,160, at which point the breaching Party shall be liable for all of such Party's Losses; provided, however, that the threshold described herein shall not apply to (a) any claims by Buyer or Parent against the Company or the Members for Losses relating to Unpaid Payables, or (b) the calculation and application of the Adjustment Amount to the Buyer Note, if any, as provided in Section 2.6 of this Agreement and the Buyer Note.

      9.3 Indemnification Procedures.

            (a) For purposes of this Section 9.3, "Indemnified Party" will mean
(i) each Buyer Indemnified Party when being indemnified by the Members and the Company pursuant to Section 9.1(a), and (ii) each Company Indemnified Party when being indemnified by Buyer pursuant to Section 9.1(b), and "Indemnifying Party" will mean (x) the Members and the Company when indemnifying any Buyer Indemnified Party pursuant to Section 9.1(a), and (y) Buyer when indemnifying any Company Indemnified Party pursuant to Section 9.1(b).

            (b) The obligations and Liabilities of an Indemnifying Party under this Article IX with respect to Adverse Consequences arising from claims of any third party which are subject to the indemnification provided for under Section
9.1 ("Third Party Claims") will be governed by and contingent upon the following terms and conditions: if an Indemnified Party will receive notice of any Third Party Claim, the Indemnified Party will notify each Indemnifying Party promptly of such Third Party Claim; provided, however, that the delay or failure to provide such notice will not release the Indemnifying Party from any of its obligations under this Article IX unless (and then solely to the extent) the Indemnifying Party is prejudiced by the delay or failure. Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will undertake the defense of such claim and (ii) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. The Indemnified Party may participate in the defense of such claim with co-counsel of its choice; provided, however, that the fees and expenses of the Indemnified Party's counsel will be at the expense of the Indemnified Party unless (A) the Indemnifying Party has agreed in writing to pay such fees and expenses, (B) the Indemnifying Party has failed to assume the defense and employ counsel as provided herein or (C) a claim will have been brought or asserted against the Indemnifying Party as well as the Indemnified Party, and counsel to the Indemnifying Party has advised in writing that there may be one or more factual or legal defenses available to the Indemnified Party to it that are in conflict with those available to the Indemnifying Party, in which case such co-counsel will be at the expense of the Indemnifying Party; provided, however, that the Indemnifying Party will not be required to pay the fees and expenses of more than one separate principal counsel (and one appropriate local counsel) for all Indemnified Parties. If, within such 15-day period, the Indemnifying Party does not assume the defense of such matter or fails to defend the matter in the manner set forth above, the Indemnified Party may defend against the matter in any manner that it reasonably may deem appropriate and the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against such claim (including reasonable attorneys' fees and expenses) and the Indemnifying Party will remain responsible for the Liability the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the claim to the fullest extent provided herein, provided, however, that the Indemnified Party may not consent to the entry of any judgment with respect to the matter or enter into any settlement with respect to such matter without the consent of the Indemnifying Party, which consent may not be unreasonably withheld. In the event the Indemnifying Party exercises the right to undertake any defense against any a Third Party Claim as provided above, the Indemnified Party will cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party will cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party.

            (c) An Indemnified Party will give each Indemnifying Party notice of any matter (other than a Third Party Claim) which an Indemnified Party has determined has given or would reasonably be expected to give rise to a right of indemnification under Section 9.3, within sixty (60) days of such determination, stating the amount of the Adverse Consequences, if known, and method of computation thereof, a brief description of the facts upon which such claim is based and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that the delay or failure to provide such notice will not release the Indemnifying Party from any of its obligations under this Article IX unless (and then solely to the extent) the Indemnifying Party is prejudiced by the delay or failure.

            (d) If, after the amount of the claim is specified by the Indemnified Party, the Indemnifying Party objects to any such claim, it may give written notice to the Indemnified Party within thirty (30) days of the later of receipt of the Indemnified Party's notice of claim or the specification by the Indemnified Party of the amount of the claim, advising the Indemnified Party of its objection. If no such notice is timely received from the Indemnifying Party by the Indemnified Party, the Indemnified Party will be entitled to payment from the Indemnifying Party in the amount of the Adverse Consequences arising out of the claim specified in its notice of claim. If the Indemnifying Party advises the Indemnified Party within such thirty (30) day period that it objects to such claim, the Indemnified Party and the Indemnifying Party will promptly meet and use their best efforts to settle the dispute in writing. If the Indemnified Party and the Indemnifying Party are unable to reach agreement within sixty (60) days after the Indemnifying Party objects to the claim, then the disputed portion of the claim will be submitted to arbitration in accordance with Section
10.15. If it is determined that the Indemnified Party is entitled to indemnification with respect to the dispute submitted, the Indemnified Party will be entitled to obtain payment from the Indemnifying Party within thirty
(30) days in the amount determined by the court of law.

            (e) The Parties hereby agree that the foregoing provisions of this
Article IX will be the sole and exclusive means of recovery of a Party hereto or any other Person entitled to indemnification under this Article IX, and will preclude the exercise of any other rights or remedies available to a Party hereto or any other Person hereunder at law or in equity; provided, however, the Parties agree that any limitations on damages set forth in this Agreement and any applicable statutes of limitation will apply to all remedies and means of recovery, except for claims involving fraud or willful misconduct.

      9.4 Right of Set-Off. After final adjudication of any claim by Buyer under this Agreement, Buyer may set off any amount to which it is entitled, including but not limited to any amount to which it is entitled under this Article IX, against amounts otherwise payable under the Buyer Note. Neither the exercise of nor the failure to exercise such right of set-off will constitute and election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

                                    ARTICLE X

                                   TERMINATION

      10.1 Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

            (a) Parent, Buyer, the Members and the Company may terminate this Agreement by mutual written consent at any time prior to the Closing;

            (b) Buyer or Parent may terminate this Agreement by giving written notice to the Company at any time up and until Closing if Buyer is not satisfied with the results of its continuing business, legal, environmental, and accounting due diligence regarding the Company and the Purchased Assets;

            (c) Buyer may terminate this Agreement by giving written notice to the Company at any time prior to the Closing (i) in the event the Company or any of the Members has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified the Company of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach or (ii) if the Closing will not have occurred on or before February 28, 2005 (unless the failure to close is primarily caused by Buyer's wrongful refusal to close or by Buyer's breach of any representation, warranty, or covenant contained in this Agreement); and

            (d) the Company may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (i) in the event Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Company has notified Buyer of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach or (ii) if the Closing will not have occurred on or before February 28, 2005 (unless the failure to close is primarily caused by the Company's wrongful refusal to close or by the Company's breach of any representation, warranty, or covenant contained in this Agreement).

      10.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 10.1 above, all rights and obligations of the Parties hereunder will terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

                                   ARTICLE XI

                                  MISCELLANEOUS

      11.1 Parent Guarantee. Parent hereby unconditionally guarantees to the Members and the Company the full and timely performance of all of the obligations and agreements of Buyer in accordance with the terms of this Agreement, the Buyer Note and any document executed or delivered in connection herewith or contemplated hereby. The foregoing guarantee shall include the guarantee of the payment of all Losses of the Company or any Member which might become recoverable as a result of the nonperformance of any of the obligations or agreements so guaranteed, including failure to pay the Buyer Note (collectively, the "Guaranteed Obligations"). Each of the Company and either Member may, at their option, proceed against Parent for the performance of any Guaranteed Obligation, or for Losses for default in the performance thereof, without first proceeding against Buyer or against any of Buyer's properties. Parent further agrees that its guarantee shall be an irrevocable guarantee and a continuing guarantee that will not be discharged until payment in full of all of the Guaranteed Obligations and until such time shall continue in effect notwithstanding any extension or modification of any Guaranteed Obligation, any assumption of any such Guaranteed Obligation by any other party, or any other act or thing which might otherwise operate as a legal or equitable discharge of a guarantor and Parent hereby waives all special suretyship defenses and notice requirements.

      11.2 No Third-Party Beneficiaries. This Agreement will not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

      11.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

      11.4 Succession and Assignment. This Agreement will be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Buyer and the Members; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and
(ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless will remain responsible for the performance of all of its obligations hereunder).

      11.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

      11.6 Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

      11.7 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder will be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

      If to the Company:                 Shank C&E Investments, LLC
                                         c/o Jerry C. Shanklin
                                         9611 Windrush
                                         Spring, Texas 77379
                                         Facsimile No.: (281) 370-5452

      If to the Members:                 Jerry C. Shanklin
                                         Claudette Shanklin
                                         9611 Windrush
                                         Spring, Texas 77379
                                         Facsimile No.: (281) 370-5452

      Copy to:                           Haynes and Boone, LLP
                                         1221 McKinney, Suite 2100
                                         Houston, Texas 77010
                                         Attn: Charles D. Powell
                                         Facsimile No.: (713) 236-5513

      If to Buyer or Parent:             Streicher Mobile Fueling, Inc.
                                         800 West Cypress Creek Road, Suite 580
                                         Fort Lauderdale, Florida 33309
                                         Attn: Richard Gathright
                                         Facsimile No.: (954) 308-4215

      Copy to:                           Davis Graham & Stubbs LLP
                                         1500 Seventeenth Street
                                         Suite 500
                                         Denver, Colorado 80202
                                         Attn: S. Lee Terry, Jr.
                                         Facsimile No.: (303) 893-1379

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

      11.8 Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Florida.

      11.9 Amendments and Waivers. No amendment of any provision of this Agreement will be valid unless the same will be in writing and signed by Buyer and the Members. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      11.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      11.11 Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

      11.12 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" will mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached will not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

      11.13 Incorporation of Exhibits and Disclosure Schedules. The exhibits and disclosure schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

      11.14 Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 11.15), in addition to any other remedy to which they may be entitled, at law or in equity.

      11.15 Arbitration.

            (a) Any dispute between the Parties shall be resolved by binding arbitration in Broward County, Florida or Harris County, Texas in accordance with the following provisions; provided, however, that either Party may seek injunctive relief to preserve the status quo pending arbitration.

            (a) Any Party may submit any dispute to arbitration by giving written notice to the other Parties to such dispute. Within twenty (20) business days after receipt of such notice, the Parties shall mutually select an arbitrator. If the Parties shall fail to reach agreement on an arbitrator, either Party may request the American Arbitration Association to appoint the arbitrator (the agreed upon or appointed arbitrator, the "Arbitrator"). The Arbitrator shall be experienced in corporate and financial matters and shall be impartial and unrelated, directly or indirectly, so far as employment of services is concerned to either of the Parties or any of their respective affiliates; provided that, to the extent the dispute concerns matters of environmental law and/or environmental science, then the Arbitrator must be trained and knowledgeable in such matters.

            (b) The Arbitrator shall investigate the facts and shall hold hearings at which the parties may conduct limited discovery (excluding depositions), present evidence and arguments, be represented by counsel and conduct cross examination. The arbitration process and proceedings shall be governed by Federal Rules of Evidence. The Arbitrator shall render a written decision on the matter presented to him or her as soon as practicable after his or her appointment and in any event not more than forty-five (45) days after such appointment. The decision of the Arbitrator, which may include equitable relief, shall be final and binding on the Parties hereto, and judgment upon the decision may be entered in any court having jurisdiction thereof. If the Arbitrator shall fail to render a decision within such forty-five (45) day period, either Party may institute such action or proceeding in such court as shall be appropriate in the circumstances and upon the institution of such action, the arbitration proceeding shall be terminated and shall be of no further force and effect. The prevailing party (in the arbitration or in the court proceeding, as applicable) shall be awarded reasonable attorneys' fees, expert and nonexpert witness costs and expenses, and other costs and expenses incurred in connection with the arbitration, and the fees and costs of the Arbitrator shall be borne by the nonprevailing party unless, in either case, the Arbitrator or the court, as the case may be for good cause determine otherwise. In resolving any dispute, the Arbitrator shall apply the provisions of this Agreement, without varying therefrom in any respect. The Arbitrator shall not have the power to add to, modify or change any of the provisions of this Agreement.

                                      *****

                            [Signature page follows.]

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

PARENT:

STREICHER MOBILE FUELING, INC.


By:/s/Richard E. Gathright
   -----------------------
Name: Richard E. Gathright
Title: President and Chief Executive Officer


BUYER:

SMF SERVICES, INC.


By:/s/Richard E. Gathright
   -----------------------
Name: Richard E. Gathright
Title: President and Chief Executive Officer



MEMBERS:


/s/Jerry C. Shanklin
--------------------------
JERRY C. SHANKLIN



/s/Claudette Shanklin
CLAUDETTE SHANKLIN


THE COMPANY:

SHANK C & E INVESTMENTS, L.L.C.



By:/s/Jerry C. Shanklin
   --------------------------
   Jerry C. Shanklin, Manager

                                                                       Exhibit A

                            DIRECT OPERATING EXPENSES
--------------------------------------------------------------------------------
                                 Contract Labor
                          Operations Employee Education
                            Drivers Salaries & Wages
                            EEOC Injury Reimbursement
                           Operations Salaries & Wages
                            Operations Overtime Wages
                            Operations Payroll Taxes
                          Operations Employee Insurance
                          Operations Employee Benefits
                          Travel & Transportation - Ops
                            Meals/Entertainment - Ops
                             Equipment Rental - Ops
                              Equipment Lease - Ops
                          Communications Expense - Ops
                             Supplies Expense - Ops
                               Employee Physicals
                                    Uniforms
                                Safety & Security
                                Licensing Expense
                              Environmental Expense
                                 Product Testing
                            Repairs & Maint - Trucks
                           Truck Licenses/Inspections
                                 Truck Insurance
                            Gen Liab & Umbr Insurance
                                 Cargo Insurance
                                Truck Fuel & Oil
                             Truck Tires & Batteries
                           Repairs & Maint - Accidents
                          Repairs & Maint - Tanks/Other
                          Tolls & EZ Tags - Operations
                              Tank Misc Accessories
                                   Tank Hoses
                                   Tank Pumps
                                  Tank Nozzles
                                   Tank Meters
--------------------------------------------------------------------------------

                                                                       Exhibit B

                            BILL OF SALE, ASSIGNMENT
                            AND ASSUMPTION AGREEMENT

      This Bill of Sale, Assignment and Assumption Agreement is entered into as of the __ day of _________, 2005, by and between Shank C&E Investments, L.L.C., a Delaware limited liability company ("Seller"), and SMF Services, Inc., a Delaware corporation ("Buyer").

                                    RECITALS

      By an Asset Purchase Agreement dated as of January __, 2005, (the "Agreement") by and between Seller, Jerry C. Shanklin, Claudette Shanklin, Buyer and Streicher Mobile Fueling, Inc., a Florida corporation, Seller agreed to sell to Buyer, and Buyer agreed to purchase from Seller, certain assets of Seller in consideration for the payment from Buyer to Seller of the Purchase Price.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of, and to complete the actions contemplated by the Agreement, Seller and Buyer hereby undertake and agree as follows:

      1. Capitalized Terms. The capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

      2. Transfer of Assets. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby sells, conveys, grants, assigns, transfers and delivers to Buyer and its successors and assigns, free and clear of all liabilities, obligations, Liens (other than Permitted Liens) and claims, all of its right, title and interest in and to the following assets (the "Purchased Assets"):

                  (i) all motor vehicles, trailers and direct attachments thereto that are owned or leased by the Company and set forth on Schedule A, and all intangible property related thereto;

                  (ii) all equipment, portable customer tanks, furniture, computer hardware, fixtures, improvements, supplies, machinery, tools, and other tangible personal property of the Company and set forth on Schedule B and all intangibles property related thereto;

                  (iii) the Inventory as set forth on Schedule C;

                  (iv) the Receivables as set forth on Schedule D;

                  (v) the Company's customer and supplier lists, Intellectual Property and other intangible personal property of the Company, including the names "Shank Services," "Moffitt Oil Company" and "Moffitt Oil"; and

                  (vi) all leases or subleases of tangible personal property as to which the Company is the lessor, sublessor, lessee or sublessee, together with any options to purchase the underlying personal property as set forth on Schedule E;

                  (vii) the Assumed Contracts as set forth on Schedule F;

                  (viii) the leases and subleases of real property as set forth on Schedule G as to which the Company is the lessee or sublessee, together with leasehold improvements thereon and any options to purchase the underlying property, and in each case all other rights, subleases, licenses and permits appurtenant to or related to such leases and subleases;

                  (ix) all books, records, data and files relating to the Purchased Assets or used or held for use exclusively in, and necessary for the continued conduct of, the Company's Business;

                  (x) the Prepaid Expenses as set forth on Schedule H;

                  (xi) all security deposits deposited by or on behalf of the Company as lessee or sublessee under the Assumed Real Property Leases or the Personal Property Leases;

                  (xii) all warranty rights and associated claims of the Company with respect to all manufacturers' warranties covering the applicable Vehicles and Tangible Personal Property; and

                  (xiii) all rights, claims (including, without limitation, claims for past infringement of Intellectual Property and warranty claims) and causes of actions of the Company against other Persons (whether or not such claims and causes of action have been asserted by the Company), and, except for the rights of the Company that are retained under Section 2.1(d)(ii) of the Agreement, all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery possessed by the Company, regardless of whether such rights are currently exercisable.

      3. Assumption of Liabilities. Subject to the terms of the Agreement, Seller hereby assigns and delegates to Buyer, and Buyer hereby assumes and agrees to perform (a) all Liabilities and obligations arising out of ownership, use and operation of the Purchased Assets by Buyer after the Closing Date, and
(b) all performance obligations of Seller arising after the Closing Date under any of the Assumed Contracts, but not including any obligation or liability arising out of or in connection with any breach of any Contract occurring prior to the Closing Date (collectively, the "Assumed Liabilities"). Except for the Assumed Liabilities, Buyer does not hereby assume any other obligations of Seller, all of which shall remain the sole liability and responsibility of Seller.

      4. Excluded Assets/Liabilities. Notwithstanding anything in this Agreement to the contrary, neither the Purchased Assets nor the Assumed Liabilities shall include the excluded Liabilities described in Section 2.3(b) of the Agreement or the Excluded Assets.

      5. Further Assurances. Seller hereby further agrees that it will, upon the reasonable request of Buyer, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts and documents as may be reasonably requested by Buyer for the purpose of, or in connection with, completing and confirming all transfers made hereunder.

      6. No Waiver. Neither the making nor the acceptance of this instrument shall enlarge, restrict or otherwise modify the terms of the Agreement or constitute a waiver or release by Buyer or Seller of any liabilities, duties or obligations, imposed upon either of them by the terms of the Agreement, including, without limitation, the representations and warranties and other provisions that the Agreement provides shall survive the date thereof.

      7. No Third Party Beneficiaries. The sole purpose hereof is to transfer and convey to Buyer the Purchased Assets and the Assumed Liabilities and to evidence the assumption by Buyer of the Assumed Liabilities and not to create third party beneficiary rights.

      8. Counterparts. This Bill of Sale, Assignment and Assumption Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, and all such counterparts shall together constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed, or caused their respective duly authorized representatives to execute, this Bill of Sale, Assignment and Assumption Agreement as of the day and year first above written.

                                     SELLER:

                                     SHANK C&E INVESTMENTS, L.L.C.


                                     By:
                                        ---------------------------------------
                                          Jerry C. Shanklin, Manager


                                      BUYER

                                      SMF SERVICES, INC.


                                      By:
                                         --------------------------------------
                                      Name:
                                      Title:

                                                                       Exhibit C



THIS NOTE IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT IN FAVOR OF WACHOVIA BANK, NATIONAL ASSOCIATION. NOTWITHSTANDING ANY CONTRARY STATEMENT CONTAINED IN THE WITHIN DOCUMENT, NO PAYMENT ON ACCOUNT OF ANY OBLIGATION ARISING FROM OR IN CONNECTION WITH THE WITHIN INSTRUMENT OR ANY RELATED AGREEMENT (WHETHER OF PRINCIPAL, INTEREST OR OTHERWISE) SHALL BE MADE, PAID, RECEIVED OR ACCEPTED EXCEPT IN ACCORDANCE WITH THE TERMS OF THE SUBORDINATION AGREEMENT. THE PAYMENT OF PRINCIPAL AND INTEREST ON THIS NOTE IS SUBJECT TO CERTAIN SET-OFF PROVISIONS SET FORTH IN THE AGREEMENT (DEFINED BELOW). THIS NOTE WAS ORIGINALLY ISSUED ON __________, 2005 AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.


                                 PROMISSORY NOTE


$1,912,185.60                                           Ft. Lauderdale, Florida
                                                        ______________, 2005


      SECTION 1. General. SMF SERVICES, INC., a Delaware corporation (the "Company"), having an address at 800 West Cypress Creek Road, Suite 580, Fort Lauderdale, Florida 33309, for value received, hereby promises to pay to SHANK C&E INVESTMENTS, LLC, a Delaware limited liability company, and its permitted successors or assigns (the "Holder"), having an address at c/o Jerry C. Shanklin, 9611 Windrush, Spring, Texas 77379 the principal sum of ONE MILLION NINE HUNDRED TWELVE THOUSAND ONE HUNDRED EIGHTY FIVE DOLLARS AND SIXTY CENTS ($1,912,185.60), plus accrued interest thereon as hereinafter provided, as subject to adjustment in accordance with Section 2.6 of the Agreement (as defined below).

      This Unsecured Deferred Payment Promissory Note (this "Note") has been executed and delivered pursuant to and in accordance with the terms and conditions of the Asset Purchase Agreement, dated January 25, 2005, by and among the Company, Streicher Mobile Fueling, Inc., a Florida corporation ("Streicher"), Shank C & E Investments, L.L.C., a Delaware limited liability company, Jerry C. Shanklin and Claudette Shanklin (the "Agreement"), and is subject to the terms and conditions of the Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Agreement.

      SECTION 2. Interest. Interest shall accrue on the unpaid principal balance of this Note at a fixed rate of interest equal to four and 3/5 percent (4.6%) per annum (the "Interest Rate"). If all or a portion of (i) the principal amount of this Note or (ii) any interest payable hereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate of ten percent (10%) per annum. Notwithstanding anything to the contrary contained herein or in the Agreement in no event shall the amount payable by the Company as interest or other charges on this Note exceed the highest lawful rate permissible under any law applicable hereto.

      SECTION 3. Payments.

            (a) Principal and Interest. The principal amount of this Note and all accrued and unpaid interest thereon shall be due and payable on _____________, 2007 (the "Maturity Date"). The amount of principal and accrued interest due and owing on this Note is subject to adjustment in accordance with
Section 2.6 of the Agreement.

            (b) Manner of Payment.

                  (xiv) If the Adjustment Amount would have caused the Purchase Price to be reduced by five percent (5%) or less, then the manner in which payments of principal and accrued interest are to be made under this Note shall be at the election of the Holder in accordance with Section 3(b)(iii) below, as specified by written notice from the Company to Holder; provided, however, that the payment by the Company of shares of Streicher's common stock, $0.01 par value ("Common Stock") may be limited at the election of the Company to fifty percent (50%) of the total amount owing on this Note, including interest accrued hereon; and provided, further, that that the payment by the Company of shares of Common Stock may be further limited to the number of shares of Common Stock that, when taken together with the number of shares of Common Stock issuable upon conversion of the warrants issued in connection with Streicher's offering of its 10% Senior Secured Notes due 2010, is less than 20% of the number of shares of Common Stock outstanding on the Closing Date as calculated pursuant to Nasdaq Stock Market Rule 4350(i)(I)(C) or any successor rule.

                  (xv) If the Adjustment Amount causes the Purchase Price to be reduced by more than five percent (5%), then the manner in which payments of principal and accrued interest are to be made under this Note shall be at the election of the Company in accordance with Section 3(b)(iii) below; provided, however, that the payment by the Company of shares of Common Stock may be limited at the election of the Company to fifty percent (50%) of the adjusted total amount owing on this Note, including interest accrued hereon; and provided, further, that that the payment by the Company of shares of Common Stock may be further limited to the number of shares of Common Stock that, when taken together with the number of shares of Common Stock issuable upon conversion of the warrants issued in connection with Streicher's offering of its 10% Senior Secured Notes due 2010, is less than 20% of the number of shares of Common Stock outstanding on the Closing Date as calculated pursuant to Nasdaq Stock Market Rule 4350(i)(I)(C) or any successor rule.

                  (xvi) At the election of either the Holder or the Company in accordance with Sections 3(b)(i) and (ii) above, payments of principal and accrued interest under this Note shall be made on the Maturity Date as follows:

                  (i) in cash by certified check at the Holder's address designated above or at such other place as the Holder shall have notified the Company in writing, or by wire transfer of immediately available funds to an account designated by the Holder in writing, for the entire amount of principal and accrued interest owing under this Note; or

                  (ii) in such number of shares of Common Stock, as determined in accordance with Section 3(c) below, for the amount of principal and accrued interest owing under this Note that is specified to be paid in Common Stock in accordance with Section 3(b)(i) or (ii), as applicable, with the remaining balance of principal and accrued interest to be paid in cash by certified check at the Holder's address designated above or at such other place as the Holder shall have notified the Company in writing or by wire transfer of immediately available funds to an account designated by the Holder in writing.

      The Company shall not deliver any fractional shares in satisfying its obligations under this Note and the number of shares issued to Holder shall be rounded to the nearest whole number. If any payment under this Note shall be specified to be made on a day which is not a business day, it shall be made on the next succeeding day which is a business day. For purposes of this Note, a "business day" shall mean any day other than Saturday, Sunday or other day in which banks are authorized to close in the State of Florida.

            (c) Computation of Shares Issued. The number of shares of Common Stock issued shall be determined by dividing the amount of the principal and accrued interest outstanding to be paid in Common Stock as provided in Section 3(b) by the most recent Market Value of the Common Stock as of the Closing Date. For purposes of this Note, "Market Value" means (i) the closing bid price of the Common Stock on Nasdaq on the Closing Date, or (ii) one hundred twenty five percent (125%) of the average closing bid price of the Common Stock for the ten
(10) trading days before the Closing Date, whichever is higher; provided, however, that under no circumstances shall such price be less than the fair market value of the Common Stock on the Closing Date as determined by Nasdaq Stock Market Rule 4350(i)(I)(D)(i) or any successor rule.

            (d) Mechanics of Shares Issuance. The Company shall deliver to the Holder a certificate (or, upon the written order of the Holder, certificates) for the number of shares of Common Stock to which the Holder is entitled on the Maturity Date. The Company covenants that all such shares issued to the Holder will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges caused or created by the Company or Streicher with respect to the issuance.

            (e) Set-off. After adjustment of the outstanding principal and accrued interest due on this Note, if any, the Company shall have a right to withhold and set-off against any amount due hereunder the amount of any claim for damages for breach of the Agreement to which the Company may be entitled under the Agreement, including but not limited to claims for indemnification pursuant to Article IX of the Agreement.

      SECTION 4. Subordination. The Holder acknowledges that the payment of principal and accrued interest on this Note are expressly subordinated to (i) the rights and interests of Wachovia Bank, National Association, successor by merger to Congress Financial Corporation (Florida) ("Wachovia"), to the extent of the existing and future amounts owed by the Company and Streicher to Wachovia under the line of credit facility between Wachovia, the Company and Streicher or to any replacement line of credit facility into which the Company may subsequently enter requiring that the lender rank in a senior position to unsecured debt of the Company and (ii) the rights and interests of lenders financing the Company's truck fleet, tanks, equipment and other tangible assets and having security interests in those assets. The Company and the Holder acknowledge that this Note is expressly subject the terms and conditions of that certain Subordination Agreement executed effective as of _________________, 2005, by, between and among the Holder, Wachovia, the Company and Streicher (the "Subordination Agreement"). Upon request, the Holder agrees to execute and deliver such other documents and instruments as Wachovia or any senior or commercial lender may reasonably request to acknowledge and effect the foregoing subordination.

      SECTION 5. Events of Default. The existence of any of the following conditions shall constitute an event of default hereunder (an "Event of Default"):

            (a) The failure by the Company to pay when due any payment of principal or interest on this Note, and such failure continues for thirty (30) days after the Holder notifies the Company thereof in writing; provided, however, that the exercise of the Company in good faith of its right of set-off pursuant to Section 3(e) above, whether or not ultimately determined to be justified, shall not constitute an Event of Default;

            (b) If the Company (i) shall commence any case or proceeding under any bankruptcy, insolvency or other similar law or seek reorganization, arrangement, readjustment of its debts, dissolution, liquidation, winding-up, composition or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; (ii) shall admit the material allegations of any petition or pleading in connection with any such case or proceeding; (iii) makes an application for, or consents or acquiesces to, the appointment of a receiver, conservator, trustee or similar officer for the Company or for all or a substantial part of the Company's property; or (iv) makes a general assignment for the benefit of the Company's creditors; or

            (c) The (i) commencement of any case or proceeding against the Company under any, bankruptcy, insolvency, or other similar law or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, winding-up, composition or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing, (ii) appointment of a receiver, trustee or similar officer for the Company or for all or a substantial part of the Company's property, or (iii) issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Company, and such case, proceeding, receiver, trustee, officer, warrant, execution or process shall not be dismissed, bonded or discharged, as applicable, within one hundred twenty (120) days of the commencement, appointment or issuance thereof.

      SECTION 6. Rights and Remedies. In the event that one or more Events of Default shall have occurred and be continuing, the Holder may at its option (subject to the subordination provisions of Section 4 hereof and any subordination agreements relating thereto) by written notice to the Company declare any principal of and the accrued and unpaid interest on this Note to be immediately due and payable, and thereupon the same shall become so due and payable, without presentment, demand, protest or further notice, all of which are hereby waived by the Company. The Company agrees to pay all reasonable costs and expenses incurred by the Holder arising out of, or relating to, the enforcement or collection of the indebtedness evidenced by this Note, including reasonable attorneys' fees.

      SECTION 7. Waiver. The rights and remedies of the Holder under this Note shall be cumulative and not alternative. No waiver by the Holder of any right or remedy under this Note shall be effective unless in a writing signed by the Holder. No course of dealing or delay on the part of the Holder in exercising any right shall operate as a waiver thereof or otherwise prejudice the right of the Holder. Subject as aforesaid, no remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute, other agreement or instrument, or otherwise.

      SECTION 8. Assignment; Parties in Interest. This Note shall bind the Company and its successors and assigns. This Note may not be sold, offered for sale, pledged, hypothecated or otherwise encumbered, transferred or disposed of by the Holder without the prior written consent of the Company, provided, however, that such consent shall not be required for a transfer to Holder's members or affiliates so long as such transfer, in the Company's reasonable judgment, complies with applicable securities laws and the transferee agrees to be bound by the terms of the Subordination Agreement..

      SECTION 9. Severability. If any provision of this Note is held invalid or unenforceable by an court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in party or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      SECTION 10. Notices. All notices, requests, communications, consents and demands shall be made in writing and shall be (i) sent by registered or certified mail, first class, postage prepaid, return receipt requested or (ii) delivered by hand, facsimile transmission or messenger to the Company or to the Holder hereof, as the case may be, at their respective addresses set forth at the beginning of this Note, or at such other respective addresses as may be furnished in writing to each other. All such notices, requests communications, consents and demands shall be deemed given if mailed, five business days after mailing, and if personally delivered, the day so delivered.

      SECTION 11. Governing Law. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida without regard to conflicts of laws principles.

      SECTION 12. Submission to Jurisdiction. Each of the Company and the Holder submits to the jurisdiction of any state or federal court sitting in Broward County, Florida or Harris County, Texas, in any action or proceeding arising out of or relating to this Note and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Company and the Holder waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of the other party with respect thereto.

      SECTION 13. WAIVERS OF JURY TRIAL. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE AND FOR ANY COUNTERCLAIM THEREIN.

                            [Signature page follows.]

IN WITNESS WHEREOF, this Note has been executed and delivered on the date set forth at the beginning of this Note by a duly authorized representative of the Company.

                                     SMF SERVICES, INC.


                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                                                       Exhibit D

                              FINANCIAL STATEMENTS


To be supplied at Closing

                                                                       Exhibit E

      1. The Company is a limited liability company validly existing and in good standing under the laws of the State of Delaware. The Company is duly authorized to conduct business under the laws of the State of Delaware and is qualified as a foreign entity to do business in each jurisdiction where such qualification is required. The Company has full limited liability company power and authority necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

      2. The Company has the requisite limited liability company power and authority to execute, deliver and perform its obligations under the Purchase Agreement and the other Transaction Documents to be executed and delivered by it in connection with the transactions contemplated by the Purchase Agreement.

      3. The Members have the requisite capacity to execute, deliver and perform his or her respective obligations under the Purchase Agreement and the other Transaction Documents to be executed and delivered by him or her in connection with the transactions contemplated by the Purchase Agreement.

      4. The execution, delivery and performance of the Purchase Agreement and the other Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary limited liability company action of the Company. The Purchase Agreement and each of the other Transaction Documents has been duly executed and delivered by the Company and the Members (to the extent that he or she is a party thereto) and each is a legal, valid and binding obligation of each of the Company and the Members, enforceable against each of the Company and the Members in accordance with its terms.

      5. The execution and delivery of the Purchase Agreement and the other Transaction Documents and the consummation of the transactions contemplated thereby and compliance with the provisions thereof will not: (i) require any authorization, approval, consent, order, license, or other action by, and no notice or filing with any governmental authority or agency under any applicable law or regulation or under any judgment, decree or order of any court or governmental or regulatory authority applicable to the Company; (ii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a creation of any security interest in or upon any of the assets of the Company being transferred to Buyer under the Purchase Agreement under any of the terms, conditions or provisions of (a) the Certificate of Formation or Operating Agreement of the Company or (b) any material contract, agreement, indenture, mortgage, lease or other obligation binding on, or affecting the assets of, the Company; or (iii) violate (x) any federal or state law, rule or regulation or (y) any judgment, order or injunction of any court or other governmental, regulatory or administrative agency or governmental entity to which the Company, or their respective assets, properties or businesses, including the equity ownership in the Company, are subject.

      6. There are no outstanding judgments, orders or injunctions of any court or any federal, state, county or local government or any other governmental, regulatory or administrative agency or authority or arbitral tribunal against the Company. Except as set forth in the Purchase Agreement or the schedules thereto, the Company is not a party to, or threatened with, any litigation or judicial, governmental, regulatory, administrative or arbitration proceeding.

      7. The Members are the owners of all of the issued and outstanding limited liability company interests of the Company, free and clear of any lien or encumbrance. The Company has not issued, and has no obligation (contingent or otherwise) to issue, any subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any limited liability company interest of the Company, and the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any limited liability company interest of the Company or any interest therein or to pay any dividend or make any other distribution in respect thereof.

                                                                       Exhibit F

                               SMF SERVICES, INC.

                  EMPLOYMENT, CONFIDENTIALITY, NON-SOLICITATION
                            AND NON-COMPETE AGREEMENT

      This Employment, Confidentiality, Non-Solicitation and Non-Compete Agreement (this "Agreement") is effective , by and between SMF Services, Inc. ("Employer"), a Delaware corporation with its principal office at ______________ Houston, Texas being a wholly owned subsidiary of Streicher Mobile Fueling, Inc, a Florida corporation ("Streicher"), (Employer together with Streicher and each of their related and affiliated entities, collectively the "Company"), and , a resident of Texas ("Employee"); Employer and Employee sometimes referred to as a ("Party" or the "Parties").

      WHEREAS, the Company is in the business of providing mobile on-site fueling, commercial fueling, heavy haul services, petroleum distribution and sales and related services (the "Company's Business") in several states and metropolitan areas; and

      WHEREAS, Employer desires to hire Employee, and Employee desires to be employed by Employer; and

      WHEREAS, Employer will not employ Employee unless Employee agrees to the terms and conditions hereof and commits to be legally bound hereby; now,

      THEREFORE, in consideration of, and as a condition to, Employer's offer of employment to Employee, and other good and valuable consideration, the receipt and sufficiency of which Employee hereby acknowledges, and in order to protect the Company's legitimate business interests, the Parties, INTENDING TO BE LEGALLY BOUND, hereby contract and agree as follows:

1. EMPLOYMENT. Employer shall employ Employee, and Employee accepts employment with Employer, upon the terms and conditions set forth in this Agreement. The term of Employee's employment under this Agreement will be ______ year(s), beginning on the date of this Agreement and ending on the
      _____ anniversary of the date of this Agreement, unless earlier terminated, with or without cause or good reason, by either Employee or Employer upon fourteen (14) days written notice to the other party (the "Employment Period").

2. POSITION AND DUTIES. During the Employment Period, Employee shall serve as ______________ of Employer and shall have the usual and customary duties, responsibilities and authority of a ___________. Employee shall devote his or her best efforts and all of his or her business time and attention to the business and affairs of the Company. Employee shall perform his duties and responsibilities to the best of his or her abilities in a diligent and professional manner. During the Employment Period, Employee shall not engage in any other business activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

3. BASE SALARY AND BENEFITS. During the Employment Period, Employee's base salary shall be __________ dollars ($______) per annum, or such other rate as the President of the Company may designate from time to time (the "Base Salary"). The Base Salary shall be payable in regular installments in accordance with the Company's general payroll practices and subject to withholding and other payroll taxes. In addition, during the Employment Period, Employee shall be entitled to participate in all employee benefit programs for which employees of the Company are generally eligible.

4. CONFIDENTIAL INFORMATION. Employee acknowledges that the Company possesses certain information that Employer considers confidential and would not normally disclose, which may be revealed to or learned by Employee during his employment, and which is not generally known to competitors of Company's Business and which the Company has a legitimate business interest to protect. Employee specifically acknowledges that the term "Confidential Information" includes all information that has or could have commercial value or other utility in the Company's Business, or the unauthorized disclosure of which could be detrimental to the interests of the Company, whether or not such information is specifically identified as Confidential Information by the Company (all such information, collectively, the "Confidential -------------- Information"). By way of example and without limitation, Confidential Information includes any and all ----------- information and data in whatever medium or form maintained concerning the Company's marketing plans, business plans, strategies, methods of operation, forecasts, unpublished financial statements, budgets and projections; personnel information; customer and supplier transactions histories, lists, data, identities, characteristics, pricing arrangements and agreements, forms and documents; and information regarding promotional, operational, sales and marketing materials, computer hardware and software systems, intellectual property, and research and development techniques and methods.

      Employee acknowledges that all Confidential Information of which he or she may become aware is essential to the Company's Business, and is owned and shall continue to be owned solely by the Company. Under no circumstances will Employee remove from the Company's place of business any of the Company's confidential Information, or other property, without the written permission of Employer, which the Company may in its absolute discretion withhold. Under no circumstances will Employee make any copies of such Confidential Information or other property except as necessary in the performance of Employee's duties on behalf of the Company and if specifically authorized in writing by the Company. Employee agrees that at the termination of his employment, whether or not that termination is voluntary, he or she will return to the Company immediately any and all of Employer's Confidential Information and other property in Employee's possession, custody or control.

      During the term of Employee's employment with Employer and thereafter, Employee will not, directly or indirectly, without the express written consent of Employer, use or disclose to anyone, or authorize disclosure of, any of the Confidential Information which may be revealed to or learned by Employee during the course of his or her employment.

5. DIVERSION OF BUSINESS OPPORTUNITIES AND ACTIONS ADVERSELY AFFECTING THE COMPANY'S BUSINESS AND Goodwill. During the Employment Period, Employee shall not, either directly or indirectly, for himself or herself, or through, on behalf of, or in conjunction with any person, persons or legal entity, (a) divert or attempt to divert any customer or prospective customer of the Company to any competitor or potential competitor, including any supplier of any product or service which is a substitute for or alternative to the Company's Business, or (b) otherwise do or perform any other act that would adversely affect the business or goodwill of the Company's Business.

6. COVENANT NOT TO COMPETE. Employee shall not, during the term of his or her employment, engage, directly or indirectly, in any business which is competitive with the business of the Company or accept employment or render service (whether as an officer, agent, employee, consultant, partner or otherwise) to a competitor or take any action inconsistent with the fiduciary relationship of an employee to his or her corporate employer. For a period of one year following termination of his or her employment with Employer, Employee will not, directly or indirectly own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, employee, partner, principal, agent, representative, consultant or otherwise with any business that is competitive with the Company's Business.

7. NON-SOLICITATION OF CUSTOMERS OR EMPLOYEES. During his or her employment and for a period of one year after the termination of his or her employment with Employer, Employee shall not, directly or indirectly, for his or her own benefit or for the benefit of any person, partnership, association, corporation or other entity other than the Company, solicit or take away, or attempt to solicit or take away, any of the customers or employees of the Company.

8. TRADE SECRETS, PROPRIETARY, AND CONFIDENTIAL INFORMATION. Employee agrees with Employer that any and all inventions, discoveries, knowledge, information, improvements, designs, methods, systems, developments, "know how", ideas, suggestions, devices, trade secrets, and processes, proprietary and confidential information, whether patentable or not, which are discovered, designed, disclosed to or otherwise obtained by Employee during his or her employment by Employer are confidential, proprietary information and are, or shall become, the sole and absolute property of Employer.

9. CONSTRUCTION AND ENFORCEABILITY. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

10. INJUNCTIVE RELIEF. Employee acknowledges and agrees that the restrictions contained in this Agreement are, in view of the nature of the business of the Company, reasonable and necessary to protect the legitimate interests of the Company and that any violation of any provisions of this Agreement will result in irreparable injury to the Company. The Employee acknowledges and agrees that Employer shall be entitled to temporary and permanent injunctive relief, without the necessity of proving actual damages or providing a bond or other surety, and to an equitable accounting of all earnings, profits and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Employer may be entitled. In the event of any such violation, Employer shall be entitled to commence an action for temporary and permanent injunctive relief and other equitable relief in any court of competent jurisdiction, including specifically, without limitation, the state of Florida.

11. EMPLOYEE REPRESENTATIONS. Employee represents to Employer, as an inducement to Employer to continue to employ Employee, that:

      A. Before accepting Employer's employment, he or she possessed skills and knowledge sufficient to permit Employee to earn a reasonable living in businesses or industries that do not compete with and which are not a substitute for or alternative to the Company's Business and that Employee continues to possess such skills and knowledge;

      B. Employee can earn a reasonable living while fully complying with all of the terms of this Agreement and that the restrictions and provisions contained in this Agreement, including without limitation, those of confidentiality, solicitation and competition contained in this Agreement are reasonable and necessary to protect the Company's legitimate business interests in its Confidential Information, Business, goodwill and customer relationships; and

      C. Employee is not subject to any agreement, understanding or restriction which would in any way limit his or her lawful right to conduct the responsibilities for which he or she is employed by Employer, and that such employment does not violate any agreement to which Employee is a party or to which Employee is otherwise bound.

12. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement of the Employee and Employer with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements of understandings, inducements or conditions, express or implied, written or oral, between the Employer and Employee.

13. AMENDMENT; NO WAIVER. This Agreement may only be amended, or any provision waived, by a writing signed by the Employee and Employer. The failure of Employer to enforce any of the provisions in this Agreement shall not be construed to be a waiver of the right of Employer to enforce such provision thereafter. No remedy set forth in this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

14. SURVIVAL. Notwithstanding termination of Employee's employment by either party for any or no reason whatsoever, Employee shall nonetheless continue to be bound by all of the provisions of this Agreement.

15. SUCCESSION AND ASSIGNMENT. This Agreement shall inure to the benefit of any successors, affiliates, or assigns of the Parties.

16. GOVERNING LAW. The laws of the state of Florida, without regard to the application of conflicts of law principles, shall govern this Agreement.

17. INDEPENDENT COUNSEL. Employee acknowledges and represents that he or she has carefully read this Agreement and understands it, and has been represented by, or has had the opportunity to consult with and be represented by, independent counsel and other persons of his or her own choosing prior to entering into this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


SMF SERVICES, INC.

By:
   --------------------------------------------------

Title:
      -----------------------------------------------

Date:
     ------------------------------------------------


EMPLOYEE:



Print Name:
            -----------------------------------------
Address:
         --------------------------------------------

-----------------------------------------------------
SSN/EIN#:
          -------------------------------------------

Date:
      -----------------------------------------------

                                                                       Exhibit G

                         STREICHER MOBILE FUELING, INC.

                      CONFIDENTIALITY, NON-SOLICITATION AND
                       NON-COMPETE AGREEMENT (CONTRACTORS)

      This Confidentiality, Non-Solicitation and Non-Compete Agreement ("Agreement") is effective , 200__ by and between Streicher Mobile Fueling, Inc. ("Streicher"), a Florida corporation with its principal office at 800 West Cypress Creek Road, Suite 580, Fort Lauderdale, Florida 33309 (Streicher together with its related and affiliated entities including SMF Services, Inc., a Delaware corporation and wholly owned subsidiary of Streicher, collectively the "Company"), and the undersigned Contractor ("Contractor"); Streicher and Contractor sometimes referred to as a ("Party" or the "Parties").

      WHEREAS, the Company is in the business of providing mobile on-site fueling, commercial fueling, heavy haul services, petroleum distribution and sales and related services ("Company's Business") in several states and metropolitan areas; and

      WHEREAS, Streicher desires to hire Contractor as an independent Contractor to do work and/or provide services or products to the Company, and Contractor desires to be hired by Streicher; and

      WHEREAS, Streicher will not engage Contractor unless Contractor agrees to the terms and conditions hereof and commits to be legally bound hereby; now,

      THEREFORE, in consideration of, and as a condition to, Streicher's offering to contract with and engage Contractor, and other good and valuable consideration, the receipt and sufficiency of which Contractor hereby acknowledges, and in order to protect the Company's legitimate business interests, Contractor, INTENDING TO BE LEGALLY BOUND, hereby contracts and agrees as follows:

1. NO CONTRACT FOR EMPLOYMENT. This Agreement is not an employment contract. Contractor shall at all times be an independent contractor.

2. SERVICES. Contractor will perform for the Company those consulting services set forth in Exhibit A attached hereto and made a part hereof (the "Services"). Any additional services to be performed by Contractor for the Company shall be done pursuant to addenda to Exhibit A to be attached hereto and made a part hereof.

3. CONSULTING FEES. In consideration for Contractor providing services to the Company and performing the obligations hereunder, Streicher shall pay Contractor a consulting fee as set forth in Exhibit A attached hereto for services rendered by Contractor. Contractor shall submit monthly invoices to the Chief Financial Officer of Streicher or such other officer as may be designated by Streicher. Streicher shall make payment of consulting fees no later than the last business day of the month following the month when Streicher received Contractor's invoice. Contractor shall be solely responsible for all taxes and similar payments arising out of any activities contemplated by this Agreement, including without limitation, federal, state, and local income tax, social security tax (FICA), self employment taxes, unemployment insurance taxes and all other taxes, fees and withholding.

4. CONFIDENTIAL INFORMATION. Contractor acknowledges that the Company possesses certain information that the Company considers confidential and would not normally disclose, which may be revealed to or learned by Contractor during his providing services to the Company and which is not generally known to competitors of Company's Business and which the Company has a legitimate business interest to protect. Contractor specifically acknowledges that the term "Confidential Information" includes all information that has or could have commercial value or other utility in Company's Business, or the unauthorized disclosure of which could be detrimental to the interests of the Company, whether or not such information is specifically identified as Confidential Information by the Company (all such information, collectively, the "Confidential Information"). By way of example and without limitation, Confidential Information includes any and all information and data in whatever medium or form maintained concerning the Company's marketing plans, business plans, strategies, methods of operation, forecasts, unpublished financial statements, budgets and projections; personnel information; customer and supplier transactions histories, lists, data, identities, characteristics, pricing arrangements and agreements, forms and documents; and information regarding promotional, operational, sales and marketing materials, computer hardware and software systems, intellectual property, and research and development techniques and methods.

      Contractor acknowledges that all Confidential Information of which Contractor may become aware is essential to Company's Business, and is owned and shall continue to be owned solely by the Company. Under no circumstances will Contractor remove from the Company's place of business any of the Company's Confidential Information, or other property, without the specific written permission of the Company, which the Company may in its absolute discretion withhold. Under no circumstances will Contractor make any copies of such Confidential Information or other property except as necessary in the performance of Contractor's duties on behalf of the Company and if specifically authorized in writing by the Company. Contractor agrees that at the termination of any contract or agreement between the Parties, whether or not that termination is voluntary, Contractor will return to the Company immediately any and all of the Company's Confidential Information and other property in Contractor's possession, custody or control.

      During the term of Contractor's engagement and/or contractual relationship with the Company and thereafter, Contractor shall not, directly or indirectly, without the express written consent of the Company, use or disclose to anyone, or authorize disclosure of, any of the Confidential Information which may be revealed to or learned by Contractor during the course of Contractor's engagement or contractual relationship with the Company.

5. DIVERSION OF BUSINESS OPPORTUNITIES AND ACTIONS ADVERSELY AFFECTING COMPANY'S BUSINESS AND GOODWILL. During Contractor's engagement or contractual relationship with the Company, Contractor shall not, either directly or indirectly, for Contractor, or through, on behalf of, or in conjunction with any person, persons or legal entity, (a) divert or attempt to divert any customer or prospective customer of the Company to any competitor or potential competitor, including any supplier of any product or service which is a substitute for or alternative to Company's Business, or (b) otherwise do or perform any other act that would adversely affect the business or goodwill of Company's Business.

6. COVENANT NOT TO COMPETE. Contractor shall not, during the term of Contractor's contractual relationship with the Company, engage in, directly or indirectly, or own an interest in any business which is competitive with the business of the Company or take any action inconsistent with the fiduciary relationship of an employee to a corporate employer. For a period of one year following termination of Contractor's contractual relationship with the Company, Contractor shall not, directly or indirectly own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, contractor, partner, principal, agent, representative, Contractor or otherwise with any business that is competitive with Company's Business.

7. NON-SOLICITATION OF CUSTOMERS OR EMPLOYEES. During Contractor's contractual relationship with the Company and for a period of one year after the termination of Contractor's contractual relationship with the Company, Contractor shall not, directly or indirectly, for Contractor's own benefit or for the benefit of any person, partnership, association, corporation or other entity other than the Company, solicit or take away, or attempt to solicit or take away, any of the customers or employees of the Company.

8. TRADE SECRETS, PROPRIETARY, AND CONFIDENTIAL INFORMATION. Contractor agrees with Streicher that any and all inventions, discoveries, knowledge, information, improvements, designs, methods, systems, developments, "know how", ideas, suggestions, devices, trade secrets, and processes, proprietary and confidential information, whether patentable or not, which are discovered, designed, disclosed to or otherwise obtained by Contractor as a result (directly or indirectly) of contractual relationships with the Company are confidential, proprietary information and are, or shall become, the sole and absolute property of the Company.

9. INDEMNIFICATION. Contractor shall indemnify and hold the Company, its officers, directors, employees, and agents from any and all claims, actions, or causes of action, relating to, resulting from or arising out of (a) any taxes, insurance costs, and benefit costs, arising from claims that Contractor is an employee of the Company; or (b) any act, statement, or omission by Consultant arising out of this Agreement or any Services performed hereunder and resulting in any claim, actions, causes of action, or proceedings against the Company.

10. CONSTRUCTION AND ENFORCEABILITY. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

11. INJUNCTIVE RELIEF. Contractor acknowledges and agrees that the restrictions contained in this Agreement are, in view of the nature of the business of the Company, reasonable and necessary to protect the legitimate interests of the Company and that any violation of any provisions of this Agreement will result in irreparable injury to the Company. The Contractor acknowledges and agrees that the Company shall be entitled to temporary and permanent injunctive relief, without the necessity of proving actual damages or providing a bond or other surety, and to an equitable accounting of all earnings, profits and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Streicher may be entitled. In the event of any such violation, Streicher shall be entitled to commence an action for temporary and permanent injunctive relief and other equitable relief in any court of competent jurisdiction, including specifically, without limitation, the state of Florida.

12. CONTRACTOR REPRESENTATIONS. Contractor represents to Streicher, as an inducement to Streicher to contract or continue to contract with Contractor, that:

      A. Contractor is duly authorized to enter into this Agreement and that Contractor possesses the skills, licenses, training and knowledge necessary to perform and/or deliver the goods and services contemplated by Streicher and Contractor;

      B. The terms of this Agreement and that the restrictions and provisions contained in this Agreement, including without limitation, those of confidentiality, solicitation and competition contained in this Agreement are reasonable and necessary to protect the Company's legitimate business interests in its Confidential Information, business, goodwill and customer relationships; and

      C. Contractor is not subject to any agreement, understanding or restriction which would in any way limit Contractor's right to conduct the Services and responsibilities for which Streicher contemplates entering into a contractual relationship with Contractor, and that such contractual relationship will not violate any agreement to which Contractor is a party or to which Contractor is otherwise bound.

13. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement of Contractor and Streicher with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements of understandings, inducements or conditions, express or implied, written or oral, between Streicher and Contractor.

14. AMENDMENT; NO WAIVER. This Agreement may only be amended, or any provision waived, by a writing signed by Contractor and Streicher. The failure of Streicher to enforce any of the provisions in this Agreement shall not be construed to be a waiver of the right of Streicher to enforce such provision thereafter. No remedy set forth in this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

15. SURVIVAL. Notwithstanding termination of Contractor's contractual relationship with Streicher for any or no reason whatsoever, Contractor shall nonetheless continue to be bound by all of the provisions of this Agreement.

16. SUCCESSION AND ASSIGNMENT. This Agreement shall not be assigned except with the written consent of all Parties and shall inure to the benefit of any successors, affiliates, or permitted assigns of the Parties.

17. GOVERNING LAW. The laws of the state of Florida, without regard to the application of conflicts of law principles, shall govern this Agreement.

18. INDEPENDENT COUNSEL. Contractor acknowledges and represents that Contractor has carefully read this Agreement and understands it, and has been represented by, or has had the opportunity to consult with and be represented by, independent counsel and other persons of Contractor own choosing prior to entering into this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

STREICHER MOBILE FUELING, INC.

By:
   --------------------------------------------------

Title:
      -----------------------------------------------

Date:
     ------------------------------------------------



CONTRACTOR:


-----------------------------------------------------

Print Name:
            -----------------------------------------
Address:
         --------------------------------------------

-----------------------------------------------------
SSN/EIN#:
          -------------------------------------------

Date:
      -----------------------------------------------